                                                                   EXHIBIT 3.8

                                            CONFIDENTIAL MATERIALS OMITTED AND
                                          FILED SEPARATELY WITH THE SECURITIES
                                                      AND EXCHANGE COMMISSION.
                                                   ASTERISKS DENOTE OMISSIONS.


                            STOCK PURCHASE AGREEMENT


                                   DATED AS OF
                                JANUARY 8, 2002,


                                     BETWEEN


                                 NEC CORPORATION
                                     - and -
                                NEC MIYAGI, LTD.

                                     - and -
                               NEC YAMANASHI, LTD.

                                     - and -
                              1325091 ONTARIO INC.

                                     - and -
                                 CELESTICA INC.

                                TABLE OF CONTENTS

                            STOCK PURCHASE AGREEMENT


                                    ARTICLE I
                             PURCHASE & SALE/CLOSING

1.1      Transfer of the Transferred Business.................................1
1.2      Transfer of Stock by Seller..........................................3
1.3      Purchase of the Stock by Buyer; Purchase Price.......................3
1.4      Purchase Price Adjustment............................................4
1.5      Repayment of Intercompany Loan.......................................6
1.6      The Closing..........................................................6

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

2.1      Organization, Directors, Officers, Related Matters...................7
2.2      Stock................................................................7
2.3      Financial Statements; Dividends; Liabilities.........................8
2.4      Litigation...........................................................9
2.5      Compliance with Law; Permits.........................................9
2.6      Consents and Approvals...............................................9
2.7      Taxes...............................................................10
2.8      Contracts...........................................................10
2.9      Real and Personal Property..........................................10
2.10     Authorization; No Conflicts.........................................12
2.11     Insurance...........................................................12
2.12     Labor Matters.......................................................12
2.13     Environmental.......................................................13
2.14     Absence of Changes..................................................15
2.15     Inventory, Machinery and Equipment..................................15
2.16     No Other Representations or Warranties..............................15

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

3.1      Organization, Directors, Officers, Related Matters..................16
3.2      Litigation..........................................................16
3.3      Consents and Approvals..............................................16
3.4      Authorization; No Conflicts.........................................17
3.5      Financial Capability................................................17
3.6      Company.............................................................17

                                   ARTICLE IV
                          COVENANTS OF SELLER AND BUYER

4.1      Access of Buyer.....................................................18

4.2      Access of Seller....................................................19
4.3      Conduct of Business.................................................19
4.4      Employee Matters....................................................19
4.5      Retention of Books and Records......................................21
4.6      Cooperation in Audits...............................................21
4.7      Registrations, Filings and Consents.................................21
4.8      Taxes...............................................................21
4.9      Environmental Investigation.........................................22
4.10     Changes in PRO FORMA Projected Financial Statements.................25
4.11     Future Business.....................................................25

                                    ARTICLE V
                             CONDITIONS OF PURCHASE

5.1      General Conditions..................................................25
5.2      Conditions to Obligations of Buyer..................................26
5.3      Conditions to Obligations of Seller.................................27

                                   ARTICLE VI
                           TERMINATION OF OBLIGATIONS

6.1      Termination of Agreement............................................28
6.2      Effect of Termination...............................................28

                                   ARTICLE VII
                                 INDEMNIFICATION

7.1      Obligations of Seller...............................................29
7.2      Indemnification Obligations of Buyer................................29
7.3      Survival of Representations and Warranties and Environmental
         Indemnity; Knowledge of Breach......................................30
7.4      Procedures..........................................................30
7.5      Adjustments to Losses...............................................31
7.6      Limitation on Indemnification by Seller.............................32
7.7      Limitation on Indemnification by Buyer..............................32
7.8      Exclusive Remedy....................................................32
7.9      Treatment of Payments...............................................33

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Amendments; Waivers.................................................33
8.2      Schedules; Exhibits; Integration....................................33
8.3      Best Efforts; Further Assurances....................................33
8.4      Governing Law.......................................................34
8.5      No Assignment.......................................................34
8.6      Headings............................................................34
8.7      Counterparts........................................................34
8.8      Public Disclosure...................................................35

8.9      No Consequential Damages............................................35
8.10     Parties in Interest.................................................35
8.11     Notices.............................................................35
8.12     Expenses and Attorneys Fees.........................................36
8.13     Governing Language..................................................36
8.14     Dispute Resolution..................................................37
8.15     Parent Guaranty.....................................................37

                                   ARTICLE IX
                                   DEFINITIONS

9.1      Definitions.........................................................38

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is entered into as of January 8, 2002, between Celestica Inc., an Ontario, Canada corporation ("Parent"), 1325091 Ontario Inc., an Ontario, Canada corporation and a wholly owned subsidiary of Parent ("Buyer") and NEC Corporation, a Japanese kabushiki kaisha, NEC Miyagi, Ltd., a Japanese kabushiki kaisha, and NEC Yamanashi, Ltd., a Japanese kabushiki kaisha (collectively, "Seller").

                                 R E C I T A L S

     WHEREAS, Buyer has created a wholly owned subsidiary as a Japanese kabushiki kaisha named Celestica EMS Kabushiki Kaisha ("Company");

     WHEREAS, Buyer intends to cause the Company to issue shares of common stock of Company to the Predecessor Companies and the Predecessor Companies intend to acquire such shares from Company;

     WHEREAS, Seller intends that, concurrently with the acquisition of such shares by the Predecessor Companies, the Predecessor Companies will transfer the Transferred Business to Company in accordance with the Corporate Separation Procedure of the Japanese Commercial Code;

     WHEREAS, Predecessor Companies desire, after the completion of the foregoing, to sell, and Buyer desires to buy, the Stock for the consideration described herein, and to consummate the other transactions described herein; and

     WHEREAS, Parent desires to guarantee all of Buyer's obligations to Seller hereunder.

                                A G R E E M E N T

     In consideration of the mutual promises contained herein and intending to be legally bound the parties agree as follows:


                                   ARTICLE I
                             PURCHASE & SALE/CLOSING

     1.1      TRANSFER OF THE TRANSFERRED BUSINESS.

     (a) CREATION OF COMPANY. Promptly after execution of this Agreement, Buyer shall provide evidence of Company's incorporation and proper registration as a kabushiki kaisha having two hundred (200) issued and outstanding common shares and capitalization of ten million (10,000,000) Japanese yen with the Tokyo Legal Affairs Office of to Seller.

     (b) SECURING OF GOVERNMENT PERMITS AND CONSENTS. Buyer shall take all actions reasonably required, and Seller shall provide such assistance as shall reasonably be required by Buyer, in order to obtain the Permits listed in
Schedule 2.5(c).

     (c) COMPLIANCE WITH KAISHA BUNKATSU PROCEDURES. Buyer, Seller, and Predecessor Companies, as appropriate, shall take, and Buyer shall cause Company to take all actions necessary to be taken on their respective parts in order to transfer the Transferred Business from Predecessor Companies to Company in accordance with the NEC Separation Agreement and otherwise to comply with the requirements of the Corporate Separation Procedure of the Japanese Commercial Code and other applicable laws in connection with the Kaisha Bunkatsu. Such actions shall include but not be limited to preparing and finalizing the NEC Separation Agreement and all related agreements, documents and certificates as soon as practicable, issuing all necessary notices, and making available documents in the respective head offices of Predecessor Companies and Company pursuant to the Corporate Separation Procedure of the Japanese Commercial Code. Buyer and Seller shall approve and execute the NEC Separation Agreement at least one month prior to the scheduled Bunkatsu Day.

     (d) BUNKATSU DAY. The Bunkatsu Day shall be on March 1, 2002, provided that the conditions set forth below in Sections 1.1(e) and (f) have been satisfied or waived in writing, or on such later business day on or prior to September 1, 2002 as Seller and Buyer may agree.

     (e) DELIVERY OF STOCK TO SELLER. Buyer shall cause Company to issue, sell and deliver 280,000 common shares of Company to each of the Predecessor Companies (202,000 shares to NEC Miyagi and 78,000 shares to NEC Yamanashi) on the Bunkatsu Day provided that Company shall not issue the Stock to the Predecessor Companies unless the following conditions are met;

          (i) No Action shall have been instituted and remain pending or threatened on the Bunkatsu Day before any court or governmental entity that threatens in any way to prevent, enjoin or set aside the transfer of the Transferred Business by the Predecessor Companies to Company or the acquisition by the Predecessor Companies of the Company's shares, or the result of which could prevent or make illegal the consummation of such transfer or acquisition;

          (ii) Each of the covenants and agreements of Seller in this Agreement to be performed by Seller in connection with the Kaisha Bunkatsu on or prior to the Bunkatsu Day shall have been duly performed in all material respects; and

          (iii) All actions necessary to be taken by Seller to cause the Transferred Business to be transferred to Company on the terms and conditions of the NEC Separation Agreement shall have been completed.

     (f) TRANSFER OF TRANSFERRED BUSINESS. Subject to satisfaction of the following conditions, the Predecessor Companies shall transfer the Transferred Business to Company in accordance with the NEC Separation Agreement on the Bunkatsu Day:

          (i) No Action shall have been instituted and remain pending or threatened on the Bunkatsu Day before any court or governmental entity that threatens in any way to prevent, enjoin or set aside the transfer of the Transferred Business by the Predecessor Companies to Company or the acquisition by the Predecessor Companies of the Company's shares, or the result of which could prevent or make illegal the consummation of such transfer or acquisition;

          (ii) Each of the representations and warranties of Buyer set forth in
Section 3.6 of this Agreement shall be true and correct; and

          (iii) Each of the covenants and agreements of Buyer in this Agreement to be performed by Buyer in connection with the Kaisha Bunkatsu on or prior to the Bunkatsu Day shall have been duly performed in all material respects; and

          (iv) All actions necessary to be taken by Company to carry out the transfer of the Transferred Business to Company shall have been completed.

On the Bunkatsu Day, upon transfer of the Transferred Business, the Predecessor Companies shall promptly file, and Buyer shall cause Company to promptly file appropriate registrations of alteration with their respective Legal Affairs Offices (homukyoku). Buyer shall cause the directors of Company who hold such offices on the date immediately prior to the Bunkatsu Day to resign from their offices as of the Bunkatsu Day. Buyer shall be responsible for all liabilities of Company incurred prior to the Bunkatsu Day.

     (g) TRANSFER RESTRICTIONS. Until the Closing Date, neither Seller nor Buyer may directly or indirectly give, sell, assign, transfer, mortgage, hypothecate, bequeath, devise or otherwise transfer, or place in trust, create or permit an Encumbrance to exist on or otherwise encumber or dispose of any Equity Securities of Company held by such party.

     (h) STOCK BUY BACK. If this Agreement is terminated after the Bunkatsu Day for any reason, Buyer shall sell and deliver to Seller and Seller shall purchase from Buyer all of the Equity Securities of Company held beneficially or of record by Buyer at an aggregate purchase price equal to Buyer's paid in capital of ten million (10,000,000) Japanese yen. Such purchase price shall be paid in cash promptly after termination of this Agreement in immediately available funds to an account designated by Buyer.

     1.2      TRANSFER OF STOCK BY SELLER.

     Subject to the terms and conditions of this Agreement and, in particular, the completion of the Kaisha Bunkatsu in accordance with the NEC Separation Agreement and in accordance with Section 1.1 hereof, Seller agrees to sell the Stock and deliver the Stock to Buyer at the Closing by delivering the certificates evidencing the Stock to Buyer and properly endorsing the certificates for transfer to Buyer or its nominee and otherwise in a form acceptable for transfer on the books of Company.

     1.3      PURCHASE OF THE STOCK BY BUYER; PURCHASE PRICE.

     (a) Subject to the terms and conditions of this Agreement, Buyer agrees to acquire the Stock from the Predecessor Companies and Buyer agrees to pay an aggregate amount equal to (i) (Y) 10.718 billion constituting the target net asset value of Company (the "TARGET NET ASSET VALUE" plus (ii) (Y)10.08 billion constituting the premium over such target net asset value (the "Premium") less
(iii) the amount of the Company's Unfunded Pension Liabilities as determined in accordance with Schedule 4.4(b) (the sum of the Target Net Asset Value and the

                                            CONFIDENTIAL MATERIALS OMITTED AND
                                          FILED SEPARATELY WITH THE SECURITIES
                                                      AND EXCHANGE COMMISSION.
                                                   ASTERISKS DENOTE OMISSIONS.

Premium less the Unfunded Pension Liabilities being the "Purchase Price"). At the Closing, the Buyer shall pay to the Seller an amount (the "Initial Purchase Price") in cash equal to the Purchase Price amount less **** (the "Deferred Purchase Price"). The Initial Purchase Price shall be paid by wire transfer of immediately available funds to an account designated by Seller prior to the Closing. The paid up capital of the Company of (Y)10 million (less all liabilities incurred by Company prior to the Bunkatsu Date) shall be deducted from the Company's net asset value in determining the Initial Purchase Price.

     (b) Within sixty (60) days following the first anniversary of the date on which the Purchase and Supply Agreement becomes effective (the year marked by such anniversary being referred to as the "Measurement Year"), the Buyer shall deliver to the Seller a notice setting forth, in Japanese yen, the total revenues (the "Received Revenues") recognized by Buyer during the Measurement Year pursuant to the Purchase and Supply Agreement in respect of the manufacture of Products (excluding, for greater certainty, "New Products" as defined therein) set forth in Schedule C to the Purchase and Supply Agreement. In the event that the Received Revenues are less than or equal to ****, the Seller shall not be entitled to receive any portion of the Deferred Purchase Price, the Seller's rights thereto shall be forever extinguished and the Buyer shall be released from any obligations to make such payment or any portion thereof. In the event that the Received Revenues are equal to or greater than ****, the Seller shall be entitled to receive and Buyer shall be required to pay the entire Deferred Purchase Price. In the event that the Received Revenues are greater than **** but less than ****, the Seller shall be entitled to receive a portion of the Deferred Purchase Price, determined in accordance with the following formula, and the Seller's rights to receive the balance of the Deferred Purchase Price and the Buyer's obligation to pay the balance of the Deferred Purchase Price shall be forever extinguished, cancelled and discharged:

     (RECEIVED REVENUES - ***
     Any amount payable to Seller as aforesaid shall be paid in immediately available funds no later than the ninetieth (90th) day following the end of the Measurement Year.

     1.4      PURCHASE PRICE ADJUSTMENT.

     (a) CLOSING DATE INITIAL PURCHASE PRICE ADJUSTMENT. Not less than five (5) days prior to the Closing Date, Seller shall deliver to Buyer (i) an estimated balance sheet of Company as of the Closing Date (the "Estimated Closing Date Balance Sheet") prepared in good faith in accordance with GAAP consistently applied (except to the extent that GAAP permits a deferred accrual of the Unfunded Pension Liabilities) (including a good faith estimate of the net assets of Company as of the Closing Date (adjusted to reverse the effect of purchase accounting rules that require the value of assets to be written up to their fair market value on the Bunkatsu Day on the determination of the book value of the Transferred Assets and to include the full amount of the Unfunded Pension Liabilities determined in accordance with Schedule 4.4(b)) (the "Estimated Closing Date Net Assets"). The Estimated Closing Date Balance Sheet shall reflect any dividends or other distributions declared on or prior to the Closing Date and payable on or after the Closing Date to Seller. The Initial Purchase Price payable on the Closing Date shall be adjusted yen for yen as follows: (i) if the Estimated Closing Date Net Assets exceeds Target Net Asset Value less the Unfunded Pension Liabilities, the Initial Purchase Price payable on the Closing Date shall be increased by the amount of such excess, or (ii) if the Estimated Closing

Date Net Assets is less than the Target Net Asset Value less the Unfunded Pension Liabilities, the Initial Purchase Price shall be decreased by the amount of such deficit.

     (b) POST CLOSING INITIAL PURCHASE PRICE ADJUSTMENT. The Initial Purchase Price shall be subject to adjustment after the Closing Date according to this
Section 1.4(b).

          (i) As soon as practicable, but in no event later than forty-five (45) days after the Closing Date, Buyer shall prepare and shall deliver to Seller an audited balance sheet of the Company as of the Closing Date (the "Final Closing Date Balance Sheet"), including a calculation of the net assets of Company as of the Closing Date adjusted to reverse the effect of purchase accounting rules that require the value of assets to be written up to their fair market value on the Bunkatsu Day on such calculation and to include the full amount of the Unfunded Pension Liabilities determined in accordance with Schedule 4.4(b) (the "Closing Date Net Assets"), together with a report thereon from an internationally recognized firm of independent certified public accountants reasonably satisfactory to Seller stating that the Final Closing Date Balance Sheet fairly presents the value of the net assets of Company as of the Closing Date prepared in accordance with GAAP applied consistently with the preparation of the Estimated Closing Date Balance Sheet. In the event that Buyer fails to timely deliver the Final Closing Date Balance Sheet for any reason whatsoever, the Estimated Closing Date Balance Sheet shall be deemed to be and shall be final, binding and conclusive on Buyer and Seller and the Initial Purchase Price shall no longer be subject to adjustment.

          (ii) Seller shall have a period commencing upon delivery of the Final Closing Date Balance Sheet to Buyer and expiring thirty (30) business days after such delivery date to review the Final Closing Date Balance Sheet. Seller and Seller's independent certified public accountants ("Seller's Accountants") shall have full access during regular business hours and upon reasonable notice to all relevant books and records and employees of Company to the extent necessary to complete their review of the Final Closing Date Balance Sheet. In the event Seller disputes that the Closing Date Net Assets was determined in accordance with GAAP consistently applied with the Estimated Closing Date Balance Sheet, Seller shall, within thirty (30) business days after delivery of the Final Closing Date Balance Sheet, deliver a notice to Buyer (the "Adjustment Dispute Notice"), setting forth in reasonable detail the component or components which are in dispute and the basis of such dispute. If the parties fail to resolve any such dispute within thirty (30) business days after receipt by Buyer of the Adjustment Dispute Notice, the parties shall submit the dispute to Deloitte Touche Tohmatsu (the "Reviewing Accountant") to review the Closing Date Net Assets set forth on the Final Closing Date Balance Sheet. Each party hereby represents and warrants that neither party nor any of its Affiliates uses the Reviewing Accountant as its accountant or has any material relationship therewith. The parties shall make available to the Reviewing Accountant all work papers and all other information and material in their possession relating to the matters in the Adjustment Dispute Notice. The Reviewing Accountant's authority shall be limited to determining whether the component or components of Closing Date Net Assets set forth on the Final Closing Date Balance Sheet which have been so disputed by the Seller were calculated in accordance with GAAP consistently applied with the Estimated Closing Date Balance Sheet and, if necessary, determining the adjustments required to such Closing Date Net Assets to cause it to be calculated in accordance with GAAP consistently applied with the Estimated Closing Date Balance Sheet. The Reviewing Accountant shall be instructed by the parties to use its best efforts to deliver to the parties its determination as promptly as practicable after such submission of the dispute to the Reviewing Accountant. The parties hereby expressly agree that the determination of the Reviewing Accountant shall be considered to be an award made in an arbitration proceeding and shall be final and binding on the parties (absent fraud or manifest bad faith by the Reviewing
Accountant). The Closing Date Net Assets on the Final Closing Date Balance Sheet as determined by Buyer (if not disputed), or as modified (if at all) by agreement of Buyer and Seller or by decision of the Reviewing Accountant, shall be the "Final Closing Date Net Assets". Each party shall bear its own expenses and the fees and expenses of its own representatives and experts, including its independent accountants, in connection with the preparation, review, dispute (if any) and final determination of the Final Closing Date Net Assets. The parties shall share equally in the costs, expenses and fees of the Reviewing Accountant.

          (iii) Within five (5) days following determination of the Final Closing Date Net Assets, the Initial Purchase Price shall be adjusted yen for yen and payment shall become due as follows: (i) if the Final Closing Date Net Assets exceeds the Estimated Closing Date Net Assets, the Initial Purchase Price shall be increased by the amount of such excess and Buyer shall pay over such excess to Seller in accordance with Section 1.4(b)(iv) below, or (ii) if the Final Closing Date Net Assets is less than the Estimated Closing Date Net Assets, the Initial Purchase Price shall be decreased by the amount of such deficit and Seller shall pay over such deficit to Buyer in accordance with
Section 1.4(b)(iv) below.

          (iv) The payment of any adjustment provided for in this Section 1.4(b) shall be made by wire transfer of immediately available funds. Any such payment shall also include interest on the amount of such payment, calculated at the short term prime rate then offered by most Japanese city banks (toshi ginko) as according to the most recent financial and economic statistics (kinyu keizai toukei) reported by the Bank of Japan.

     1.5      REPAYMENT OF INTERCOMPANY LOAN.

          At the Closing, Buyer will, concurrently with paying the Initial Purchase Price, cause the Company to repay in full all amounts due under the Intercompany Loan, including all accrued interest thereon.

     1.6      THE CLOSING.

     (a) Subject to Section 1.6(b), the Closing shall take place on March 31, 2002, provided that the conditions in Article 5 have been satisfied or waived, or on such later business day on or prior to September 30, 2002 as Seller and Buyer may agree.

     (b) In the event the Closing is scheduled to occur on a day in which banks in Japan are not open for business, (i) at least fifteen (15) days prior to the Closing Date, Buyer and Seller shall establish a joint account (RENMEI KOUZA) at Deutsche Bank AG, Tokyo Branch (the "Joint Account Bank") in which funds may be withdrawn only with the instructions of Buyer, NEC Corporation and the Predecessor Companies (the "Joint Account"); (ii) on or prior to the first business day preceding the scheduled Closing Date, Buyer shall deposit the Initial Purchase Price and the amount required to repay the Intercompany Loan (collectively, the "Deposit Amount") into the Joint Account to be held in escrow until the Closing; and (iii) at the Closing,

Buyer shall provide Seller with evidence reasonably satisfactory to Seller that the conditions set forth in clause (ii) above have been satisfied, place an appropriate corporate seal (GINKO-IN) (or if acceptable to the Joint Account Bank, an authorized signature) on an irrevocable written instruction to the Joint Account Bank to transfer on the first business day after the Closing Date the Deposit Amount in the Joint Account to an account designated by Seller, and deliver such written instruction to Seller. Buyer shall execute an assignment (the "Assignment") of its interest in the Joint Account to Seller in form and substance reasonably acceptable to both parties. Any interest accruing on the Deposit Amount in the Joint Account shall belong to Buyer. Buyer and Seller shall execute such documents and provide such information as may be reasonably requested by the Joint Account Bank in order to establish the Joint Account and consummate the transactions contemplated by this Section 1.6(b) and
Section 1.6(c).

     (c) In the event that, notwithstanding the fact that Buyer has deposited the Deposit Amount into the Joint Account pursuant to Section 1.6(b), the Closing does not take place on the scheduled Closing Date, Seller shall place an appropriate corporate seal (GINKO-IN) on an irrevocable written instruction to the Joint Account Bank to transfer on the first business day after the scheduled Closing Date the funds deposited in the Joint Account to an account designated by Buyer, and deliver such written instruction to Buyer, on the scheduled Closing Date. Seller shall execute an assignment of its interest in the Joint Account to Buyer in form and substance reasonably acceptable to both parties. Any interest accruing on the amount in the Joint Account shall belong to Buyer.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents, warrants and agrees as of the date hereof and as of the Closing Date (unless otherwise made as of a specific date) as follows:

     2.1      ORGANIZATION, DIRECTORS, OFFICERS, RELATED MATTERS.

     (a) As of the date hereof and the Closing Date, (i) each Seller is a corporation duly organized and validly existing under the laws of Japan; and
(ii) each Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

     (b) Company is a corporation duly organized and validly existing under the laws of Japan. Company has all necessary corporate power and authority to own its properties and assets and to carry on the Transferred Business as currently conducted by NEC Yamanashi, and NEC Miyagi. SCHEDULE 2.1 correctly lists the current directors and executive officers of the Predecessor Companies as of the date hereof.

     2.2      STOCK.

     At the Closing, Predecessor Companies shall own all of the outstanding Stock beneficially and of record. Since the Bunkatsu Day, Company has not issued any Equity Securities to any person. As of the Closing Date, the Stock is owned free and clear of any Encumbrance. At the Closing, Buyer will acquire title to and complete ownership of the Stock, free of any Encumbrance. The authorized capital stock of Company as of the Closing Date consists of 1,120,800 shares of common stock, without par value, of which 280,200 shares are issued and outstanding. There are no outstanding Contracts or other rights to subscribe for or purchase, or contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Company, or to restructure or recapitalize Company. There are no outstanding Contracts of Seller or Company to repurchase, redeem or otherwise acquire any Equity Securities of Company. All Equity Securities of Company are duly authorized, validly issued and outstanding and are fully paid and nonassessable. The share certificates which will be delivered by the Seller to the Buyer at the Closing shall be the sole, genuine and valid share certificates of the Company representing Stock.

     2.3      FINANCIAL STATEMENTS; DIVIDENDS; LIABILITIES.

     (a) HISTORICAL FINANCIAL STATEMENTS. Seller has delivered to Buyer unaudited selected balance sheet data for NEC Yamanashi and NEC Miyagi dated September 30, 2001 and the selected cost of goods sold data for the six (6) month period then ended (the "September 30, 2001 Financial Statements"). Except as set forth in Schedule 2.3(a), such balance sheet and cost of goods sold data have been prepared in conformity with GAAP applied on a basis consistent with Seller's past practice (except for changes, if any, required by GAAP and disclosed therein, and except for the absence of notes and normal recurring adjustments).

     (b) PRO FORMA PROJECTED FINANCIAL STATEMENTS. Seller has delivered to Buyer certain unaudited PRO FORMA projected financial data, including selected cost of goods data for NEC Yamanashi and NEC Miyagi for the six month period ended March 31, 2002 and the fiscal year ended March 31, 2003 relating to the Transferred Business. The PRO FORMA Projected Financial Statements of the Transferred Business for the fiscal year ended March 31, 2003 (the "PRO FORMA Projected Financial Statements") have been prepared in good faith based on assumptions made in good faith and which are reasonable in the Seller's opinion. The preparation and content of the Pro Forma Projected Financial Statements have been reviewed by General Manager, Planning Division, and Optical Networks Operations Unit of NEC Corporation, for and on behalf of NEC Corporation.

     (c) NO DIVIDENDS. Except as set forth in SCHEDULE 2.3(c), whether or not in the ordinary course of business, there has not been, occurred or arisen any declaration setting aside or payment of any dividend or other distribution (whether in stock, property or any combination thereof) since September 30, 2001, in respect of any of the Equity Securities, NEC Yamanashi or NEC Miyagi and since the Bunkatsu Day, in respect of Company.

     (d) LIABILITIES. Company does not have any liabilities of the type required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP, whether accrued, absolute, contingent or otherwise, except such liabilities that (i) are reflected or disclosed in the financial statements referred to in Section 2.3(a) or (b), (ii) were incurred after September 30, 2001 in the ordinary course of business of the Transferred Business by NEC Yamanashi, NEC Miyagi or Company or are consented to by or approved by Buyer pursuant to Section 4.3 hereof or are set forth in SCHEDULE 4.3 and reflected in the Estimated Closing Date Balance Sheet or the Final Closing Date Balance Sheet. Except as otherwise disclosed herein (including the Schedules hereto) or the Estimated Closing Date Balance Sheet or Final Closing Date Balance

Sheet, the Predecessor Companies do not have, and the Company will not have on the Closing Date any other liabilities that are material to the Transferred Business of the Company; provided that this representation and warranty shall not apply to and there shall be no breach of this representation and warranty to the extent that any such liability is either disclosed or is not required to be disclosed or is a breach under the terms of another representation and warranty in Article II of this Agreement which specifically addresses the subject matter of such liability (which subject matters include, for illustration purposes, the following: litigation; compliance with law; Permits; taxes; consents and approvals; and Contracts).

     2.4      LITIGATION.

     Except as set forth in SCHEDULE 2.4, there are no Actions, judgements, orders, writs, decrees, injunctions, proceedings or investigations pending or, to Seller's Knowledge, threatened in writing, against Company or the Predecessor Companies in respect of the Transferred Business, in, before, or by, any court or governmental entity.

     2.5      COMPLIANCE WITH LAW; PERMITS.

     (a) Company has conducted its business in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

     (b) As of the Closing Date, Company has all permits, governmental licenses, registrations and approvals (collectively "Permits") necessary or required by law or the rules and regulations of any governmental entity having jurisdiction over Company to carry on the Transferred Business except where the failure to obtain such Permit or Permits would not impede the operation of the Transferred Business in any material respect. All of the Permits are in full force and effect and no notice has been received by either of the Predecessor Companies, by the Seller or by the Company relating to, and to Seller's Knowledge, no grounds exist which would give rise to, termination, cancellation, withdrawal or amendment of any such Permits. Each of the Predecessor Companies and the Company is in material compliance with the terms and conditions of all such Permits.

     (c) SCHEDULE 2.5(c) lists all Permits necessary or required by law or the rules and regulations of any governmental entity having jurisdiction over Company to carry on the Transferred Business except where the failure to obtain such Permit or Permits would not impede the operation of the Transferred Business in any material respect.

     2.6      CONSENTS AND APPROVALS.

     As of the date hereof and the Closing Date, except as set forth in SCHEDULE 2.6, the execution, delivery and performance of this Agreement and any related agreements by Seller, and the transfer of the Transferred Business contemplated to occur on or prior to the Closing Date pursuant to the NEC Separation Agreement, will not require any consent, waiver, authorization or approval of, or the making of any filing with or giving of notice to, any Person except for any consents, waivers, authorizations or approvals which are not material to the operation of the Transferred Business.

                                            CONFIDENTIAL MATERIALS OMITTED AND
                                          FILED SEPARATELY WITH THE SECURITIES
                                                      AND EXCHANGE COMMISSION.
                                                   ASTERISKS DENOTE OMISSIONS.

     2.7      TAXES.

     Except for that set forth in SCHEDULE 2.7 annexed hereto all tax returns required to be filed by any Predecessor Company, or the Company have been filed or will have been filed prior to the Closing Date, and all Taxes shown to be due and payable on such tax returns have been or will have been paid when required by law. Such tax returns and documents are materially correct and have been prepared in accordance with applicable laws, and each of the Predecessor Companies and the Company, as appropriate, has paid or challenged in each case on a timely basis, all taxes, including fees and contributions. Each of the Predecessor Companies and the Company, as appropriate, has withheld all taxes required to have been withheld and paid in connection with the amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     2.8      CONTRACTS.

     SCHEDULE 2.8 lists each Contract related to the Transferred Business to which Company will become a party or to which it or any of its properties is subject or by which any thereof is bound that is deemed a Material Contract under this Agreement. The following Contracts shall be deemed to be "Material Contracts": any Contract that (a) obligates Company to pay more than **** in any fiscal year or entitles Company to receive more than **** in any fiscal year; (b) financing documents, loan agreements, capital leases or agreements providing for the guaranty of such obligations of any party other than Company in each case in excess of **** (c) is between Seller or any Affiliate of Seller, on the one hand, and Company on the other hand; (d) upon the consummation of the transactions contemplated by this Agreement requires a payment arising or becoming due from Company to Seller, any Affiliate of Seller or any other Person; or (e) involves a term of more than 12 months. Neither Company nor Seller is in default in any material respect under, or in violation in any material respect of, any Material Contract. True, correct and complete copies of all of the Material Contracts have been made available to Buyer. All such Material Contracts are legal, valid, binding and enforceable against the Predecessor Companies and will, at the Closing, be enforceable against the Company and are in full force and effect.

     2.9      REAL AND PERSONAL PROPERTY.

     (a) The Predecessor Companies have, and, effective on or before Closing, Company will have title to or other right to use, free of Encumbrances, all items of Real Property, including fees, leaseholds and all other interests in real property, and such other assets and properties that are required for the conduct of the Transferred Business, except for (a) Encumbrances that: (i) secure the Intercompany Loan and will be discharged forthwith upon repayment of the Intercompany Loan on Closing; (ii) are incidental to the conduct of the Transferred Business and do not materially adversely detract from the value of properties, rights or assets used in the conduct of the Transferred Business;
(iii) constitute statutory liens of landlords, carriers, warehousemen, mechanics, repairman, workmen and materialmen and other liens imposed by law, in each case in the ordinary course of business; (iv) are liens for taxes, assessments, water or sewer rents or governmental charges or claims which are not yet delinquent or can be paid without penalty or are being contested in good faith and by appropriate proceedings; (v) are covenants, easements, rights of ways, restrictions, encroachments and other imperfections or defects in title, in each case which do not interfere in any material respect with the conduct of the Transferred Business as presently conducted or result in a material diminution in value of such assets; or (vi) are set forth on SCHEDULE 2.9, (collectively, "Permitted Encumbrances") and (b) assets and properties not material to or required for the Transferred Business that were disposed of since September 30, 2001 in the ordinary course of business.

     (b) The Predecessor Companies have maintained, and up to the Closing will continue and Seller will cause the Company to continue to maintain, all such assets in all material respects in accordance with good and prudent maintenance practices. All buildings, structures, improvements and appurtenances situated on the Real Property relating to the Transferred Business are in good operating condition and in a state of good maintenance and repair except for routine maintenance and repair and ordinary wear and tear, are adequate and suitable for the purposes for which they are currently being used and, at Closing, the Company will have adequate rights of ingress and egress for the operation of the Transferred Business in the ordinary course. None of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or encroaches on any property owned by others in any material respect. Without limiting the generality of the foregoing:

          (i) no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Real Property or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any government agency with authority, which alteration, repair, improvement or other work has not been completed, and to Seller's Knowledge, no written notification having been given to it, or to the Company of any such outstanding work being ordered, directed or requested, other than those which have been complied with;

          (ii) all accounts for work and services performed and materials placed or furnished upon or in respect of the Real Property have been fully paid and satisfied and no person is entitled to claim a lien against the Real Property, or any part thereof, other than in respect of current accounts in respect of which the payment due date has not yet passed and Permitted Encumbrances under
Section 2.9(a)(ii);

         (iii) the Real Property is fully serviced, there are no outstanding levies, charges or fees assessed against the Real Property by any public authority (including development or improvement levies, charges or fees) and there is nothing owing in respect of the Real Property to any municipality or to any other commission or entity owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed and Permitted Encumbrances under Section 2.9(a)(iii); and

          (iv) no part of the Real Property has been taken or expropriated by any competent authority nor, to Seller's Knowledge, has any notice or proceeding in respect thereof been given or commenced.

     (c) Except as otherwise disclosed in Schedule 2.9(c), other than the Yamanashi Property and the Miyagi Property, there are no other real properties owned , leased, operated or used, now or in the past, by the Predecessor Companies for which liability would result to the Company or Buyer under Environmental Law and none of the properties described in Schedule 2.9(c) are or were used in connection with the Transferred Business.

     2.10     AUTHORIZATION; NO CONFLICTS.

     The execution, delivery and performance of this Agreement and any related agreements by Seller have been duly and validly authorized as of the date hereof by all necessary corporate action on the part of Seller. As of the date hereof and the Closing Date, this Agreement and any related agreements constitute the legally valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors rights generally. Neither the execution and delivery by Seller of this Agreement or any related agreements nor the consummation of the transactions contemplated hereby or thereby violate any provision of the organizational documents of any Seller, or Company or any law, statute or regulation or any injunction, order or decree of any government entity or court to which any Seller or Company is subject or any Material Contract to which any Seller or Company is a party or by which it is bound nor will they result in a creation of any Encumbrance upon any of the Shares or the Transferred Assets.

     2.11     INSURANCE.

     SCHEDULE 2.11 lists all insurance policies which will be held by Company on the Closing Date. All such insurance policies are and will remain until the Closing Date, in full force and effect and neither any Seller nor the Company is on or prior to the Closing Date in default under any such policy. Seller has provided copies of all such insurance policies to Buyer.

     2.12     LABOR MATTERS.

     (a) Except as set forth in SCHEDULE 2.12(a), neither of the Predecessor Companies is, and Company will not be, a party to any collective bargaining agreement or any employment agreement or other agreement, plan or arrangement providing for severance payments to any employee upon termination of employment or which provide benefits upon a change in control of the Company. As of the date hereof, there is no organized labor strike pending, or to the Seller's Knowledge, threatened in writing against any of the Predecessor Companies, Seller or the Company. There is no work stoppage, slow down or lockout pending involving the general employee population at any of the facilities of the Transferred Business or, to the Seller's Knowledge, threatened in writing involving any one or more of Seller, the Predecessor Companies, the Transferred Business or the Company.

     (b) Except as set forth in Schedule 2.12(b) there are no claims pending or, to Seller's Knowledge, threatened relating to the Affected Employees for compensation for any injury, disability or illness resulting from their employment.

     (c) Schedule 2.12(c) contains the name, job title, current monthly gross rate of pay and date and amount of last salary increase of each of the Affected Employees as at November 30, 2001. All benefits, in cash or in kind, routinely provided to the Affected Employees as at November 30, 2001 are also described in
Schedule 2.12(c). Except with respect
to the number of Affected Employees since November 30, 2001, there has been no material change to the information contained in Schedule 2.12(c) and the information contained in Schedule 2.12(c) remains true and correct in all material respects. The Predecessor Companies have been and, from and after the Bunkatsu Day, the Company and the Predecessor Companies will be, in full compliance with all statutory or regulatory requirements with respect to the Affected Employees. There are no complaints, claims or charges outstanding, or, to the Seller's Knowledge, anticipated, nor are there any orders, decisions, judgments or convictions against or in respect of the Predecessor Companies, the Company or Seller in connection with the Transferred Business or the Affected Employees under any employment legislation. All required accruals for salaries and benefits (including pension benefits) have been accurately reflected on the books and records of the Predecessor Companies and the Company in respect of the Transferred Business.

     2.13     ENVIRONMENTAL

     (a) Except as disclosed in Schedule 2.13 (a), to Seller's Knowledge, the Predecessor Companies, Company and the Transferred Business are and at all relevant times have been in compliance in all material respects with all applicable laws, statutes, regulations, orders, codes, decrees, rules, rulings, requirements, Environmental Permits (as defined below) and Special Governmental Requests (as defined below) of any government, court or governmental authority in each case relating to pollution, Hazardous Materials (as defined below), protection of human health or safety or the environment (including, without limitation, ambient air, surface water, groundwater or land surface) or protection of worker health or safety (including, without limitation those that may come into effect from time to time hereafter on or before the tenth anniversary of the Closing Date) (collectively, "Environmental Laws"), (including, without limitation all permits, registrations, approvals, consents, filings or other authorizations whatsoever required under applicable Environmental Laws ("Environmental Permits") and issued in connection with the Transferred Business or any asset used in the operation thereof, all of which issued Permits are listed in Schedule 2.13(a) under the heading "Environmental Permits"). "Special Governmental Requests" shall mean written administrative guidance and requests specifically addressed to the Company and guidelines, in each case, which, if also specifically addressed to other comparable manufacturing businesses in Japan, are generally followed or reasonably expected to be generally followed by a reasonably significant number of such businesses.

     (b) Except as disclosed in Schedule 2.13(b), to Seller's Knowledge, none of the Seller, the Predecessor Companies, Company or any agent of any of them has received any formal governmental or written third party complaint, notice of violation, notice of investigation or notice of potential liability or other notification or request pursuant to Environmental Laws or otherwise with respect to matters relevant to the protection of the environment, Hazardous Materials, protection of human (including worker) health or safety or pollution with regard to the Transferred Business.

     (c) Except as disclosed in Schedule 2.13(c), to Seller's Knowledge, there are no governmental or administrative actions or requests or judicial proceedings pending or threatened under any Environmental Laws to which Company, the Predecessor Companies or (with respect to the Transferred Business) Seller is named as a party or with respect to Company, the

Predecessor Companies or Seller, with respect to the Transferred Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, under any Environmental Law (pending or threatened) with respect to Company, the Predecessor Companies or the Transferred Business. To Seller's Knowledge, no conditions or circumstance exist and no acts or omissions have occurred at, on, from, either of the Yamanashi Property or the Miyagi Property or affecting either such Property, the Company, the Predecessor Companies or the Transferred Business which could reasonably be expected to result in any material investigation, lawsuit, arbitration or regulatory suit or action alleging harm, injury or non-compliance with any Environmental Laws, rules or regulations or requiring any cleanup or other action with respect to the presence of, release of or liability relating to Hazardous Materials.

     (d) Except as disclosed in Schedule 2.13(d), to Seller's Knowledge, there is no past or present action or condition with respect to Company, the Predecessor Companies, or the Transferred Business that could reasonably form the basis of a claim that such operations or facilities are not in compliance in all material respects with applicable Environmental Laws.

     (e) Except as disclosed in Schedule 2.13(e), to the Seller's Knowledge, there has been no spill of, and there is not present except in compliance with Environmental Law, any Hazardous Materials at, on, under, in or from either of the Yamanashi Property or the Miyagi Property. Hazardous Materials means all contaminants, pollutants, wastes, chemicals and other hazardous materials and includes all materials and substances controlled or regulated under or by any Environmental Law or with respect to which any liability may arise or be imposed under any Environmental Law;

     (f) Except as disclosed in Schedule 2.13(f), to the Seller's Knowledge, there are and have been no polychlorinated biphyenyls ("PCBs"), asbestos-containing materials, mercury, lead paint or painted surfaces, underground or above ground storage tanks or wetlands, at, on, under, in or from the Yamanashi Property or the Miyagi Property;

     (g) Each of the Seller, the Predecessor Companies and the Company has provided or made available to Buyer a copy of all documents, reports, studies, and its data relevant to environmental or occupational health or safety matters at or in connection with the Company, the Predecessor Companies or the Transferred Business and have provided a description of all information with respect to such matters to the extent such are in the possession of the Seller, the Predecessor Companies or the Company;

     (h) All wastes from the Transferred Business or otherwise generated by the Predecessor Companies or the Company have been disposed of in accordance with all Environmental Laws and all documents relating to the disposal of such wastes currently in place, or in place at any time in the past and which Seller currently has in its possession including the waste hauler, the disposal site and the nature of the wastes hauled by and to the same have been provided or made available to Buyer.

     2.14     ABSENCE OF CHANGES

     Except as set forth in Schedule 2.14, since September 30, 2001, the Predecessor Companies or the Company, as the case may be, have carried on the Transferred Business in the ordinary course of business consistent with past practices.

     2.15     INVENTORY, MACHINERY AND EQUIPMENT.

     (a) The September 30, 2001, Financial Statement accurately reflects the value of the inventory determined in accordance with GAAP used by the Predecessor Companies in the Transferred Business as of such date and represents all of the inventory of the Transferred Business on such date.

     (b) At the Closing Date, Company will have no Obsolete Material or Excess Material (in each case, as defined in the Purchase and Supply Agreement) or finished goods inventory.

     (c) The Transferred Assets will include all machinery and equipment that is necessary for the conduct by the Company of the Transferred Business.

     2.16     NO OTHER REPRESENTATIONS OR WARRANTIES.

     Seller has invited Buyer and Parent to perform, and Buyer and Parent have performed certain due diligence and business investigations with respect to the Predecessor Companies, with the intention that Buyer and Parent form their own conclusions regarding the condition and value of the Predecessor Companies, pursuant to the parties' express intention that the sale of the Stock be without representation or warranty by Seller, express or implied, except as expressly set forth herein and in any agreements, certificates, documents or instruments delivered pursuant hereto. Each of Buyer and Parent has been given such access to the premises, books, records and officers of Company and NEC Yamanashi and NEC Miyagi and has had the opportunity to review such other data and other information with respect to the business and properties of Company and NEC Yamanashi and NEC Miyagi as each of Buyer and Parent has deemed necessary in its sole judgment to evaluate the transactions with Seller contemplated by this Agreement it being understood and agreed that such access and review and the knowledge resulting therefrom should not be construed to amend, modify or mitigate any of the representations and warranties contained herein or in any agreements, certificates, documents or instruments delivered pursuant hereto which remains in full force and effect in accordance with the terms thereof. Except for the representations and warranties contained in this Article 2, none of Seller, any Affiliate of Seller, or any other Person makes or has been authorized to make any express or implied representation or warranty, and Seller and its Affiliates hereby disclaim any express or implied representation or warranty, whether by Seller or any of its Affiliates or any of their respective officers, directors, employees, agents, stockholders, subsidiaries (direct or indirect), partners, advisors, or representatives or any other Person, in connection with the delivery or disclosure to Buyer, Parent or any of their respective officers, directors, employees, agents, advisors or representatives or any other Person of any documentation or other information regarding Seller or Company. Without limiting the generality of the foregoing, except as otherwise provided in Article 2 of this Agreement, Seller and its Affiliates have not made, and shall not be deemed to have made, any representations or warranties (i) in the Confidential Information Memorandum relating to the sale of Company prepared by Deutsche Banc Alex. Brown on behalf of Seller and supplied to Buyer prior to the date hereof (the "Confidential Information Memorandum"), (ii) in any presentation of the business of Company in connection with the transactions contemplated hereby, whether written or oral, (iii) in any financial projection or forecast relating to Company, or (iv) in any other documents or information, whether written or oral, with respect to Company. No statement contained in the Confidential Information Memorandum, or made in any such presentation or contained in any such financial projection or forecast or other documents or information shall be deemed a representation or warranty hereunder or otherwise unless provided for in Section 2 of this Agreement. With respect to any such projection or forecast delivered to Buyer, each of Buyer and Parent acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it, and (iv) unless otherwise contemplated in this Agreement, it shall have no claim against Seller with respect thereto.


                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents, warrants and agrees as follows as of the date hereof and as of the Closing Date:

     3.1      ORGANIZATION, DIRECTORS, OFFICERS, RELATED MATTERS.

     (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada. Each of Buyer and Parent has the necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

     3.2      LITIGATION.

     There are no Actions, judgments, orders, writs, decrees, injunctions, proceedings or investigations pending or, to Buyer's knowledge, overtly threatened in writing, against Buyer or Parent at law, in equity or otherwise, in, before, or by, any court or governmental agency or authority which could reasonably be expected to prohibit or to have a material adverse effect on Buyer's or Parent's ability to perform its obligations under this Agreement or any related agreements and consummate the transactions contemplated hereby or thereby.

     3.3      CONSENTS AND APPROVALS.

     Except as set forth in SCHEDULE 3.3, the execution, delivery and performance of this Agreement and any related agreements by Buyer and Parent, will not require any consent, waiver, authorization or approval of, or the making of any filing with or giving of notice to, any Person, except for any consents waivers, authorizations or approvals which are not material to the operation of the Transferred Business.

     3.4      AUTHORIZATION; NO CONFLICTS.

     The execution, delivery and performance of this Agreement and any related agreements by Buyer and Parent have been duly and validly authorized by all necessary corporate action on the part of Buyer and Parent. This Agreement and any related agreements constitute the legal, valid and binding obligation of Buyer and Parent, enforceable against such party in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. Neither the execution and delivery by Buyer or Parent of this Agreement or any related agreements nor consummation of the transactions contemplated hereby or thereby will violate any material provision of the organizational documents of Buyer or Parent or any law, statute or regulation or any injunction, order or decree of any government entity or court to which Buyer or Parent is subject except to the extent, in each case, that such a violation would not prohibit or materially impair Buyer's or Parent's ability to perform its obligations under this Agreement.

     3.5      FINANCIAL CAPABILITY.

     Buyer has access to sufficient funds to purchase the Stock and repay in full all amounts due under the Intercompany Loan, on the terms and conditions contained in this Agreement and will have such funds on the Closing Date.

     3.6      COMPANY.

     Buyer represents, warrants and agrees that (unless otherwise made as of a specific date) as of the date hereof and the Bunkatsu Day:

     (a) Company is a corporation duly organized and validly existing under the laws of Japan and has all necessary corporate power and authority to own its properties and assets and to carry on the Transferred Business;

     (b) The authorized capital stock of Company consists of 800 shares of common stock, without par value, of which 200 shares are issued and outstanding, all of which are duly authorized and validly issued and are fully paid and nonassessable; all of such Equity Securities of Company are owned by Buyer free and clear of any Encumbrance, except as contemplated in this Agreement there are no outstanding Contracts or other rights to subscribe for or purchase, or contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Company, or to restructure or recapitalize Company and there are no outstanding Contracts of Company to repurchase, redeem or otherwise acquire any Equity Securities of Company. At the Bunkatsu Day, if the Kaisha Bunkatsu becomes effective, Seller will acquire title to and complete ownership of the Stock, free of any Encumbrance;

     (c) Whether or not in the ordinary course of business, there has not been, occurred or arisen any declaration setting aside or payment of any dividend or other distribution (whether in stock, property or any combination thereof) in respect of any of the Equity Securities of Company;

     (d) Company does not have any liabilities of any type whether accrued, absolute, contingent or otherwise, other than up to 10 million yen of liabilities arising from or in connection with the actions contemplated to be taken by Company hereunder and under the NEC Separation Agreement;

     (e) Company has complied in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over Company. As of the Bunkatsu Day: (i) Company shall have obtained all Permits listed in SCHEDULE 2.5(c); (ii) Company shall be in material compliance with the terms and conditions of all such Permits; and (iii) all such Permits shall be in full force and effect and no notice shall have been received by Company relating to, and to Buyer's knowledge, no grounds exist which would give rise to, termination, cancellation, withdrawal or amendment of any such Permits; and

     (f) Prior to the Bunkatsu Day, Company shall not have entered into any agreement other than the NEC Separation Agreement and Company's business shall have been limited to performing those acts necessary to (i) obtain the Permits listed in Schedule 2.5(c), and (ii) to perform its obligations under Section 1.1 hereof.

     Buyer agrees and acknowledges that Seller shall rely upon the representations and warranties provided in this Section 3.6 where necessary to support for representations and warranties it makes in Article II regarding the Company which, by their terms, are dependent for their truth and accuracy on the truth and accuracy of these representations and warranties.


                                   ARTICLE IV
                         COVENANTS OF SELLER AND BUYER

     4.1      ACCESS OF BUYER.

     (a) Until the Closing, Seller shall cause NEC Yamanashi and NEC Miyagi, and from and after the Bunkatsu Day, Seller shall cause Company to, authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants, environmental consultants, occupational health and safety consultants and its counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of their respective businesses, to all of their respective properties (other than NEC Yamanashi's facilities in Otsuki, Japan), books and records and all other information with respect to the Transferred Business as Buyer may from time to time reasonably request.

     (b) In the event of the termination of this Agreement, Buyer shall promptly deliver (without retaining any copies thereof) to Seller, or (at Buyer's option) certify to Seller that it has destroyed, all documents, workpapers and other material obtained by Buyer or on its behalf from Seller, Company, NEC Yamanashi or NEC Miyagi, or from any of their respective advisors, agents, employees or representatives as a result hereof or in connection with the matters contemplated by this Agreement, and all documents, workpapers and other materials prepared by Buyer or its advisors, agents, employees or representatives in connection with the matters contemplated by this Agreement, in each case whether so obtained or prepared before or after the execution hereof. Buyer and Parent shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained or prepared to be kept confidential and will not use, or permit the use of, such documents, workpapers and other materials in its business or in any other manner or for any other purpose except as contemplated hereby. All information provided to, obtained by or prepared by Buyer or Parent and their respective advisors, agents, employees or representatives shall be held by Buyer and Parent in accordance with and subject to the terms of the Confidentiality Agreement dated July 21, 2000, between Parent and NEC Corporation (the "Confidentiality Agreement").

     4.2      ACCESS OF SELLER.

     (a) Until the Closing, Buyer and Parent shall permit, and until the Bunkatsu Day cause Company to permit, Seller and its representatives (which term shall be deemed to include its independent accountants and counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of their respective businesses, to all of their respective properties, as Seller may from time to time reasonably request.

     (b) In the event of the termination of this Agreement, Seller shall promptly deliver (without retaining any copies thereof) to Buyer, or (at Buyer's option) certify to Buyer that it has destroyed, all documents, workpapers and other material obtained by Seller or on its behalf from Buyer or Parent, or from any of their respective advisors, agents, employees or representatives as a result hereof or in connection with the matters contemplated by this Agreement, and all documents, workpapers and other materials prepared by Seller or its advisors, agents, employees or representatives in connection with the matters contemplated by this Agreement, in each case whether so obtained or prepared before or after the execution hereof. Seller shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained or prepared to be kept confidential and will not use, or permit the use of, such documents, workpapers and other materials in its business or in any other manner or for any other purpose except as contemplated hereby.

     4.3      CONDUCT OF BUSINESS.

     Prior to the Closing and except as (i) otherwise expressly contemplated by this Agreement, (ii) set forth on SCHEDULE 4.3, or (iii) consented to or approved by Buyer, Seller covenants and agrees that Seller shall cause Company (from and after the Bunkatsu Day), NEC Yamanashi and NEC Miyagi to operate their respective businesses in the ordinary course consistent with past practices.

     4.4      EMPLOYEE MATTERS.

     (a) During the period commencing on the Bunkatsu Day and ending on the Closing Date, Seller shall cause the Predecessor Companies, at no margin or other additional cost to Company, to second the Affected Employees to Company. Prior to the Closing Date, Seller shall use best efforts to obtain written consent of each of the Affected Employees (two original copies, with one delivered to Seller and the other delivered to Company) with respect to (i) the transfer of employment as of the Closing Date from their respective Predecessor Company to Company and (ii) the terms and conditions of their employment by Company (the "New

Employment Conditions"). Buyer shall reasonably cooperate with Seller in obtaining such consent from each of the Affected Employee. Seller shall also use its best efforts to ensure that no Affected Employee will make an objection under Article 4 of the Law Concerning Succession of Employment Contracts upon Corporate Separation. The New Employment Conditions shall be determined by Buyer with Seller's approval, each party acting reasonably prior to not less than 15 days before the scheduled Closing Date; provided, however, that (1) the New Employment Conditions for each Transferred Employee shall be substantially similar in the aggregate to those applicable to such Transferred Employees in effect on the day immediately preceding the Closing Date, including, without limitation, those relating to compensation and benefits (except with respect to Pension Plans provided to Transferred Employees and health benefits provided by Predecessor Companies and NEC Corporation), and (2) the terms of the New Employment Conditions shall comply with SCHEDULE 4.4(a). In the aggregate, the benefits provided by Company under Pension Plans for the Transferred Employees after Closing will be substantially similar to those applicable to Transferred Employees in effect on the day immediately preceding the Closing Date. Buyer agrees to comply with the terms of the New Employment Conditions for each Transferred Employee on the terms set forth in Schedule 4.4(a). Seller shall take all necessary procedures to transfer the Transferred Employees to Company on the Closing Date. Buyer shall cause Company not to terminate the employment of any Transferred Employee on the Closing Date. Notwithstanding the foregoing, the New Employment Conditions shall be sufficient to comply with the terms of any applicable law, collective bargaining agreement or similar labour agreement or arrangement, if any, applicable to any Transferred Employees. Buyer shall continue the seniority (based on years of service) of each of the Transferred Employees (as if such employees had been employed by Company since their individual dates of hire by Seller or its Affiliates) whose employment is continued by Company and while they remain employed by Company for the purposes of retirement benefit, pension, vacation, sick leave and other time off policies. Notwithstanding anything to the contrary herein, subject however to Section 4.4(c) below, Buyer shall not be obligated to continue to employ any Transferred Employee after the Closing Date.

     (b) Seller shall be responsible for all obligations and liabilities under the Pension Plans and other employee benefits currently provided by NEC Yamanashi and NEC Miyagi to their employees (any of which shall be referred to as a "Benefit Plan") in respect of (i) each employee or former employee of Company or of Seller or its Affiliates (including any beneficiary or dependent thereof), if any, who is not a Transferred Employee and (ii) EPF. Seller shall ensure that as of the Closing Date, EPF payments will be made in accordance with terms and conditions applicable thereto with respect to the Transferred Employees. The allocation of liability between and the respective obligations of Seller and Buyer with respect to Pension Plans and the bonus payable to Transferred Employees in June 2002 shall be as set out in Schedule 4.4(b).

     (c) Buyer agrees that for a period of five years after the Closing Date Buyer shall consult with Seller prior to laying-off or otherwise terminating the employment of any significant number of employees of Company.

    4.5      RETENTION OF BOOKS AND RECORDS.

     After the Closing Date, Buyer shall cause Company to retain all books, records and other documents pertaining to the Transferred Business or the Company in existence on the Closing Date and to make the same available after the Closing Date for inspection and copying by Seller or its agents at Seller's expense, upon reasonable request and upon reasonable notice, for a period of three years after the Closing Date (or such longer period as may be required by the Purchase and Supply Agreement). No such books, records or documents shall be destroyed by Buyer or Company without first advising Seller in writing and giving Seller a reasonable opportunity to obtain possession thereof.

     4.6      COOPERATION IN AUDITS.

     After the Closing, Buyer will cause Company to cooperate fully in an audit by Seller's independent accountants of the financial statements of Company through periods commencing before but ending on or prior to the Closing Date Without limiting the foregoing, such cooperation shall include in providing access to records and personnel and such access to the premises of Company as is customary in an audit.

     4.7      REGISTRATIONS, FILINGS AND CONSENTS.

     Prior to the Closing, Seller and Buyer shall cooperate and use their respective best efforts to make all registrations, filings and applications, to give all notices and to obtain any governmental or other consents (including the consent of unions to which employees of Company belong), transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby. In the event all such consents, transfers, approvals, orders, qualifications or waivers are not obtained on or prior to the Closing, to the extent permitted by applicable law, Seller, Buyer and Parent shall take all reasonable action necessary in order to provide Buyer and Company with the benefits of such consents, transfers, approvals, orders, qualifications and waivers, and so long as Buyer and Company are provided such benefits in all material respects, the conditions of Section 5.2(c) and 5.3(b) shall be deemed satisfied.

     4.8      TAXES.

     Except as otherwise provided herein, Buyer shall be responsible for all sales, use, gross receipts, registration, business and occupation, transfer, stamp duty, securities transactions, real estate, and similar Taxes (excluding income Taxes for greater certainty) and notarial fees assessed or payable in connection with the transfer of the Stock the transfer of the Transferred Assets from the Predecessor Companies to the Company, the issuance of stock by Company contemplated hereby and other transactions contemplated hereby, regardless of whether such taxes become due or payable on or after the Closing Date and shall be responsible for interest, penalties and additions to Taxes related to such Taxes; provided, however, that the Buyer and Seller shall be equally responsible for, and pay in a timely manner for and on behalf of Company, any Real Property Acquisition Tax (fudosan shutoku zei) and any Regulation Tax (toroku menkyo zei) imposed on the transfer of real property in the Kaisha Bunkatsu.

     4.9      ENVIRONMENTAL INVESTIGATION

     (a) At its sole cost and expense, Buyer will cause an environmental investigation (the "Investigation") to be conducted by a consultant suggested by Buyer and satisfactory to Seller, acting reasonably (it being agreed by Seller that Golder Associates Ltd. and/or any of its Affiliates and/or Taisei Corporation are satisfactory)(the "Consultant") in, on, under and, to the extent reasonably practicable, about each of the Yamanashi Property and the Miyagi Property (the "Properties") with a view to discovering and recording the environmental condition of the Properties and of other lands to the extent affected by activities on or in connection with the Properties (including, without limitation, offsite waste disposal) as well as any violations of or non-compliance with Environmental Laws relating to either of the Properties or operations at or connected with the Properties occurring at or before the time of Closing. The Consultant will execute a confidentiality agreement with respect to any information received or produced in connection with its engagement pursuant to this Agreement. The Investigation will commence as soon as possible with the intention that the Investigation be completed on or before March 15, 2002. The Investigation will include the completion of a Phase I Environmental Site Assessment process complying with ASTM Standard E1527-97, enhanced to address asbestos and asbestos containing materials and wetlands issues, with such changes as are necessary to accommodate the fact that the Properties are located where they are in Japan, and a Phase II Environmental Site Assessment designed to address, confirm and delineate all potential environmental conditions identified in the said Phase I Environmental Site Assessment The reports to be produced recording matters relevant to the Phase I and Phase II Environmental Site Assessments (the "Reports") shall, among other things, determine and set out the location, extent and concentration of each Hazardous Material on or from each of the Properties. Each of Seller and Company will make available to the Consultant all environmental information in its possession or under its control (or which with reasonable efforts could be in the possession or under the control) of the Seller and any of its Affiliates. Seller and Seller's Affiliates will co-operate reasonably with Buyer in connection with the conduct of the Investigation, including, without limitation, making personnel reasonably available. The information set forth in the Reports will constitute the Baseline Condition for the Properties. Buyer will provide a copy of the Reports to the Seller promptly upon them becoming available. Each of Seller and Buyer agree to keep the Reports confidential except that each party will be entitled to provide copies of the Reports to its Affiliates and advisors subject to their agreement to keep the Reports confidential. In addition, Buyer shall have the right to deliver the Report to those investment dealers, lenders and others providing financial or other services to or in connection with the Buyer or any of its Affiliates and, on a basis reasonably preserving confidentiality, to those included in acquiring or occupying all or part of either of the Properties and either the Buyer or the Seller may use or provide the Reports as is required by law, by securities regulatory authorities and exchanges or in connection with any dispute relating hereto. The confidentiality provisions of this paragraph shall survive the Closing or any termination of this Agreement. Seller will be liable for all action required by Environmental Law to remediate or otherwise prudently deal with any environmental conditions, violations of or non-compliance with Environmental Law connected to either of the Properties identified in the said Reports and will retain responsibility for those conditions, violations and other non-compliances included or referred to in the Baseline Condition to the extent required by Environmental Law. Seller shall indemnify, protect and defend Buyer Indemnified Parties against and save and hold Buyer Indemnified Parties harmless from all Losses incurred or suffered by Buyer Indemnified Parties as a result of, based upon, in connection with or arising from (i) the remediation of or prudent dealing with all such environmental conditions, violations or non-compliances or (ii) Seller's failure to comply with its obligations under this Section 4.9(a).

     (b) Seller shall and shall cause its employees and agents, to and shall, where appropriate, cause the Company and the Company's employees and agents to, authorize and permit Buyer and its representatives (including environmental consultants, occupational health and safety consultants and its counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of Seller to all of their respective properties and shall provide all authorizations and other documents reasonably requested by Buyer in connection with the Investigation. Seller shall have the right to have a representative of Seller accompany Buyer or its representatives (including environmental consultants, occupational health and safety consultants and its counsel) while they are on the Properties. In connection with the Investigation, Buyer shall provide Seller with a proposed work plan for any proposed physical testing or drilling on or beneath the Properties and Buyer will use reasonable efforts to accommodate any reasonable concerns or objections of Seller. Buyer will indemnify, defend and hold Seller and the Predecessor Companies harmless for, from and against any and all material claims, damages, costs, liabilities and losses (including mechanics' liens) solely to the extent caused by or arising out of the conduct of the Investigation or any entry in connection therewith as authorized under this Section 4.9 by Buyer or its representatives (including environmental consultants, occupational health and safety consultants and its counsel), and if this Agreement is terminated, Buyer will restore and repair any material damages caused by the Investigation and said entry. The foregoing indemnification shall survive the Closing or any termination of this Agreement.

     (c) The Seller and Buyer agree that Buyer shall be entitled to prove the existence of any environmental conditions of or relating to the Properties or of other lands affected by activities on or in connection with the Properties (including, without limitation, offsite waste disposal) as well as any violations of or non-compliance with Environmental Laws relating to either of the Properties or operations at or connected with the Properties occurring at or before the time of Closing not otherwise in the Baseline Condition and the Seller shall be liable for all actions required by Environmental Law to remediate or otherwise prudently deal with any such environmental conditions, violations or non-compliances. Seller shall indemnify, protect and defend Buyer Indemnified Parties against and save and hold Buyer Indemnified Parties harmless from (i) all Losses incurred or suffered as a result of, based upon, in connection with or arising from any or all such environmental conditions, violations or non-compliances to the extent required by Environmental Laws except to the extent such environmental conditions, violations or non-compliances result from the acts of Buyer, its Affiliates, or its or their representatives, employees or agents, including, without limitation, the Consultant or (ii) Seller's failure to comply with its obligations under this
Section 4.9(c).

     (d) Seller's obligation under Sections 4.9(a) and (c) shall be governed by the following:

          (i) Buyer shall inform Seller as soon as practicable upon receipt of any Special Governmental Request, and provide to Seller the right to participate in all material meetings and hearings, and to receive copies of material communications with the applicable government, court or governmental authority in connection with the investigation, fact-finding, formulation, determination and remediation (including without limitation the type, manner and scope of such remediation) of any Special Governmental Request or proposed Special Governmental Request.

          (ii) Seller shall indemnify Buyer Indemnified Parties for the cost to remediate the condition on the Properties giving rise to the alleged Losses as required by applicable Environmental Laws. Buyer shall select the environmental consultant or agent (subject to Seller's consent not to be unreasonably withheld) used for any environmental assessment and remediation work, and Seller shall have the right, acting reasonably in good faith and on a timely basis (so as to avoid the possibility of increased liability), to approve the remediation plan required (including without limitation requiring that the work be completed in the most cost-effective manner, provided such plan complies with applicable Environmental Laws), and to monitor the environmental assessment and remediation work.

          (iii) In the event that any remediation of or prudent dealing with environmental conditions, violations or non-compliances for which the Seller is liable under Section 4.9(a) or (c) is not completed prior to Closing, Seller shall have the right of access to the Properties after the Closing on reasonable notice and at reasonable times for the purpose of confirming that the subject environmental conditions, non-compliances or violations were existing on or before the Closing (where such conditions, violations or non-compliances are not reflected with the Baseline Condition, it being a agreed that any disagreement between the parties on that issue will be dealt with in accordance with Section
8.14 hereof) and monitoring any remediation and ancillary work under this
Section 4.9. In such circumstances, representatives of Seller would, if required by Company, be accompanied by a Company representative and Seller will be subject to other reasonable conditions in connection with such access relating to matters such as confidentiality, indemnity and insurance.

          (iv) Buyer and Company shall as soon as reasonably practicable notify Seller of any circumstances that may give rise to Seller's obligation to indemnify or remediate in this Section 4.9.

     (e) In addition to the foregoing, Seller shall have the right, but not the obligation, to elect in writing to remediate or undertake preventative action ("Anticipatory Remediation") with respect to any environmental conditions that Seller determines may give rise to Seller's obligation to indemnify or remediate under this Section 4.9 even if such environmental conditions do not then constitute a violation or non-compliance with Environmental Laws or are not otherwise required to be remediated or dealt with under Environmental Laws, such election to be made by notice to Buyer specifying the environmental conditions to be subjected to Anticipatory Remediation (an "AR Notice"). If Seller so elects to undertake such Anticipatory Remediation, Seller and Buyer (each acting reasonably) shall jointly select the environmental consultant and contractors to be used in connection therewith and create a plan for such Anticipatory Remediation. In connection with such Anticipatory Remediation work, Seller shall have the right to access the Properties after the Closing in accordance with
Section 4.9(d) (iii) above except as set out below. Under no circumstances shall Seller's right to undertake Anticipatory Remediation be construed to expand Seller's obligations under this Section 4.9, to impose upon Seller the duty to undertake Anticipatory Remediation, or give rise to liability on the part of Seller for failing, or electing not, to undertake Anticipatory Remediation; provided that if Seller delivers an AR Notice, Seller shall be obligated to proceed with the Anticipatory Remediation to completion unless the Buyer agrees otherwise, such agreement not to be unreasonably withheld.

     (f) Seller's obligations to Buyer Indemnified Parties hereunder shall not be assigned by Buyer Indemnified Parties (except to other wholly-owned subsidiaries of Parent and their respective Affiliates, directors, officers, employees, agents and assigns) and no person other than Buyer, Buyer Indemnified Parties or their respective permitted assigns shall be entitled to make any claims against Seller under this Section 4.9.

     4.10     CHANGES IN PRO FORMA PROJECTED FINANCIAL STATEMENTS.

     Seller will notify Buyer immediately of any change that would, in Seller's judgement, exercised in good faith, require a material change to be made to the PRO FORMA Projected Financial Statements applying the principles used in the preparation of the PRO FORMA Projected Financial Statements and will immediately prepare and, forthwith upon their preparation, provide a copy of such revised Pro Forma Projected Financial Statements to Buyer. In any event, Seller will, no later than 10 days before the Closing Date, deliver to Buyer updated Pro Forma Projected Financial Statements dated not more than 16 days before the Closing Date.

     4.11     FUTURE BUSINESS.

     On or before the 10th day preceding the Closing Date, Buyer shall deliver to Seller its good faith estimate of the additional third party revenue that Buyer believes, based on good faith assumptions which are reasonable in Buyer's opinion, can be introduced within a specified time frame after the Closing into the manufacturing facilities to be owned by the Company as a result of the NEC Separation Agreement.


                                    ARTICLE V
                             CONDITIONS OF PURCHASE

     5.1      GENERAL CONDITIONS.

     The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by both parties:

     (a) NO ORDERS; LEGAL PROCEEDINGS. No Action shall have been instituted and remain pending or threatened on the Closing Date before any court or governmental entity pertaining to the acquisition by Buyer of the Stock or the repayment of the Intercompany Loan, or the result of which could prevent or make illegal the consummation of such acquisition or repayment.

     (b) PHASE II ENVIRONMENTAL SITE ASSESSMENT. The Reports with respect to the Properties contemplated in Section 4.9(a) shall have been completed and delivered to Buyer and Seller.

     5.2      CONDITIONS TO OBLIGATIONS OF BUYER.

     The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by Buyer:

     (a) REPRESENTATIONS AND WARRANTIES AND COVENANTS OF SELLER.

          (i) Each of the representations and warranties of Seller contained in this Agreement (A) which are qualified by materiality shall be true and (B) which are not qualified by materiality shall be true in all material respects, in each case when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties that are made as of a specific date need be true or true in all material respects, as the case may be, only as of such date); and

          (ii) each of the covenants and agreements of Seller and the Predecessor Companies in this Agreement and the Schedules hereto to be performed on or prior to the Closing Date (A) which are qualified by materiality, shall have been duly performed and (B) which are not qualified by materiality, shall have been duly performed in all material respects.

     (b) CORPORATE SEPARATION (KAISHA BUNKATSU) PROCEEDINGS. Seller shall have taken all actions required to be taken by it to effect the Kaisha Bunkatsu in accordance with the Corporate Separation Procedure of the Japanese Commercial Code and the procedures set forth in the NEC Separation Agreement. The transfer of the Transferred Business shall be properly registered (bunkatsu toki) with the Legal Affairs Bureau (homukyoku).

     (c) CONSENTS. Subject to Section 4.7, all required consents, waivers, authorizations, and approvals of third parties disclosed on Schedule 2.6 shall have been obtained or deemed obtained or no longer required pursuant to the Corporate Separation Procedure of the Japanese Commercial Code.

     (d) DELIVERIES. Seller and Company shall have executed and delivered to Buyer (i) the Purchase and Supply Agreement, (ii) the Shared Services Agreement,
(iii) the Intellectual Property Agreement, (iv) all other related agreements required to give effect to this transaction, (v) certified copies of all documents evidencing the due incorporation, organization and authority of the Seller, the Predecessor Companies and the Company to enter into this Agreement, the agreements referred to above and all other agreements, documents and instruments related thereto and to perform their respective obligations thereunder in accordance with the terms thereof, including, without limitation, certified copies of articles of incorporation, authorizing resolutions and certificates of incumbency of the Seller, the Predecessor Companies and the Company, (vi) copies of all required consents, registrations, approvals and waivers obtained in connection with the transfer by the Predecessor Companies of the Transferred Business to the Company and the completion by the Seller and the Company of the transaction of purchase and sale contemplated hereby (including without limitation the consents of all Transferred Employees provided in accordance with Section 4.4(a)), (vii) if requested by Buyer in writing prior to Closing, the resignations of the current directors of the Company; and (viii) a legal opinion of counsel to the Seller and the Company substantially in the form of Exhibit E annexed hereto.

     (e) NO MATERIAL CHANGE. There has not been any material adverse change in the condition (financial or otherwise), assets, liabilities or business of the Transferred Business; provided that general economic changes and/or changes affecting generally an industry in which Company operates shall not be deemed to result in a material adverse change for purposes hereof unless any such change or changes disproportionately affect the Company or the Transferred Business.

     (f) EMPLOYEE CONSENT. Seller shall have obtained the consent referred to in
Section 4.4(a) from a sufficient number (determined by Seller and Buyer acting reasonably and in good faith) of the Affected Employees who are listed in
Schedule 2.12(c) and hold a position of manager (kacho) or higher.

     5.3      CONDITIONS TO OBLIGATIONS OF SELLER.

     The obligations of Seller to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Seller:

     (a) REPRESENTATIONS AND WARRANTIES AND COVENANTS OF BUYER.

          (i) Each of the representations and warranties of Buyer contained in this Agreement (A) which are qualified by materiality, shall be true and (B) which are not qualified by materiality, shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties that are made as of a specific date need be true or true in all material respects, as the case may be, only as of such date);

          (ii) Each of the covenants and agreements of Buyer in this Agreement and the Schedules hereto to be performed on or prior to the Closing Date (A) which are qualified by materiality, shall have been duly performed and (B) which are not qualified by materiality, shall have been duly performed in all material respects.

     (b) CONSENTS. Subject to Section 4.7, any required consents, waivers, authorizations, and approvals of third parties disclosed on Schedule 2.6 and
Schedule 3.3 and shall have been obtained or deemed obtained or no longer required pursuant to the Corporate Separation Procedure of the Japanese Commercial Code; and

     (c) DELIVERIES. Buyer, the Parent and Celestica AG (as applicable) shall have executed and delivered to Seller (i) the Purchase and Supply Agreement,
(ii) the Shared Services Agreement, (iii) Intellectual Property Agreement, (iv) all other related agreements required to give effect to this transaction, (v) certified copies of all documents evidencing the due incorporation, organization and authority of the Buyer and the Parent to enter into this Agreement, the agreements referred to above and all other agreements, documents and instruments related thereto and to perform their respective obligations thereunder in accordance with the terms thereof, including, without limitation, certified copies of articles of incorporation, by-laws, authorizing resolutions and certificates of incumbency of the Buyer and the Parent, (vi) copies of all required consents, registrations, approvals and waivers obtained in connection with the completion by the Buyer of the transaction of purchase and sale contemplated hereby and

(vii) a legal opinion of counsel to the Buyer and Parent substantially in the form of Exhibit E annexed hereto.

     (d) CORPORATE SEPARATION (KAISHA BUNKATSU) PROCEDURE. Buyer shall have taken all action required to be taken by it to effect the Kaisha Bunkatsu in accordance with the Corporate Procedure of the Japanese Commercial Code and the procedures set forth in the NEC Separation Agreement. Company shall have issued shares of its capital stock in accordance with Section 1.1(e) hereof.


                                   ARTICLE VI
                           TERMINATION OF OBLIGATIONS

     6.1      TERMINATION OF AGREEMENT.

     Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on September 30, 2002 unless extended by mutual consent in writing of Buyer and Seller and otherwise may be terminated at any time before the Closing as follows and in no other manner:

     (a) MUTUAL CONSENT. By mutual consent in writing of Buyer and Seller.

     (b) CONDITIONS TO BUYER'S PERFORMANCE NOT MET. By Buyer by written notice to Seller if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in
Section 5.1 or 5.2.

     (c) CONDITIONS TO SELLER'S PERFORMANCE NOT MET. By Seller by written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in
Section 5.1 or 5.3.

     (d) MATERIAL BREACH. By Buyer or Seller if there has been a material misrepresentation or other material breach by Buyer, in the case of termination by Seller, or by Seller, in the case of termination by Buyer, in its representations, warranties, and covenants set forth herein; PROVIDED, HOWEVER, that if such breach is susceptible to cure, the breaching party shall have ten business days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach.

     6.2      EFFECT OF TERMINATION.

     If this Agreement shall be terminated pursuant to Section 6.1, except as may otherwise be agreed in writing by the parties, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in
Section 1.1(h), Section 4.1(b), Section 4.2(b), the confidentiality provisions in Section 4.9(a)(Confidentiality), this Section 6.2, and Section 8.12 (Expenses) shall survive any such termination.

                                  ARTICLE VII
                                 INDEMNIFICATION

     7.1      OBLIGATIONS OF SELLER.

     Subject to Section 7.3 and 7.6, effective as of the Closing, Seller agrees to indemnify and hold harmless Buyer, Parent, Company and their respective Affiliates, directors, officers, employees, agents and assigns (each, a "Buyer Indemnified Party") from and against any and all losses, liabilities, claims, damages, judgements, costs and expenses (including reasonable attorney's fees) actually incurred or suffered (collectively, "Losses") as a result of, or based upon or arising from:

          (i) the breach or inaccuracy of any of the representations and warranties made by Seller in Article 2 of this Agreement;

          (ii) any breach of any of the covenants made by Seller in this Agreement; and

          (iii) liabilities arising out of or in connection with any business carried on or engaged in by Seller or its Affiliates at any time (whether on, prior to or after the Closing Date) other than the Transferred Business;

          (iv) liabilities arising out of or in connection with any claims based on defects in the manufacturing or design of products by Seller or any of its Affiliates prior to the Closing Date;

provided that Seller shall not be required to indemnify or hold harmless any Buyer Indemnified Party for any such Losses to the extent the Purchase Price has been adjusted pursuant to Section 1.4 in connection therewith.

     7.2      INDEMNIFICATION OBLIGATIONS OF BUYER.

     For a period commencing as of the Closing Date and (x) ending upon the expiration of the period specified in Section 7.3 with respect to 7.2(i) and
Section 7.2(ii) and (y) continuing indefinitely with respect to Section 7.2(iii), Buyer shall indemnify Seller, its Affiliates and their respective directors, officers, employees, agents and assigns from and against any Losses as a result of, or based upon or arising from:

          (i) the breach or inaccuracy of any of the representations and warranties made by Buyer in Article 3 of this Agreement;

          (ii) any breach of any of the covenants made by Buyer in this Agreement; and

          (iii) the ownership of Company (including without limitation the operation of the Transferred Business and the payment of liabilities of the Transferred Business assumed by Company and in respect of which Seller is not required to indemnify Buyer Indemnified

                                            CONFIDENTIAL MATERIALS OMITTED AND
                                          FILED SEPARATELY WITH THE SECURITIES
                                                      AND EXCHANGE COMMISSION.
                                                   ASTERISKS DENOTE OMISSIONS.

Parties pursuant hereto other than by reason of Sections 7.3 or 7.6) from and after the Closing Date.

     7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND ENVIRONMENTAL INDEMNITY; KNOWLEDGE OF BREACH.

     (a) Notwithstanding any otherwise applicable statute of limitations, the representations and warranties included in Articles 2 and 3 shall survive the Closing for a period of **** after the Closing Date except that (i) the representations and warranties contained in Sections **** shall survive the Closing and shall remain in full force and effect ****, (ii) the representations and warranties contained in Section **** shall survive until **** set forth in the applicable **** or until the **** within the period of the relevant **** and (iii) the representations and warranties contained in Sections **** and *** shall survive until the **** of the Closing Date. In addition, the indemnity contained in Sections **** shall survive the Closing only until the **** of the Closing Date. If a claim or notice is given under
Article 7 with respect to any representation or warranty or with respect to the indemnity in Section **** prior to the applicable expiration date, such representation or warranty and/or indemnity shall continue ****.

     (b) No party hereto shall be deemed to have breached any representation, warranty, or covenant if (i) such party shall have expressly notified the other party hereto in writing, of the particulars of the breach of, or, such representation, warranty or covenant, or such breach is expressly referred to in any Schedules hereto and (ii) such other party has permitted the Closing to occur, and, for purposes of this Agreement, is thereby deemed to have waived such breach or inaccuracy; provided, however, that a disclosure pursuant to this
Section 7.3(b) shall not prejudice the rights of the parties pursuant to Article 6 hereof not to consummate the transactions contemplated by this Agreement.

     7.4      PROCEDURES

     For purposes of this Section 7.4, any party with an indemnification obligation under this Article 7 or Section 4.9 shall be referred to herein as an "Indemnifying Party" and any party entitled to indemnification under this
Article 7 shall be referred to as an "Indemnified Party". All claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 7.4. In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have 30 days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party, subject to the limitations set forth in Section 7.6 hereof. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party (i) by appropriate proceedings and (ii) use or retain counsel in connection with such defense that is reasonably acceptable to the Indemnified Party. The Indemnified Party shall make available to the Indemnifying Party all information reasonably available to such Indemnified Party relating to such claim or demand. In addition, the Indemnified Party and the Indemnifying Party shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim or demand, or to prosecute claims against third parties for contribution or on other theories of recovery related to such claim or demand. The party in charge of the defense shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. In the event that the Indemnifying Party does not elect to defend the claim, the Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party (which consent will not be unreasonably withheld). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand (i) on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party or any subsidiary or Affiliate thereof without the written consent of the Indemnified Party (which consent will not be unreasonably withheld) and (ii) without obtaining (a) a release with respect to such claim or demand and (b) the dismissal with prejudice of any litigation or other proceeding with respect to such claim or demand, in each case for the benefit of and in form and substance reasonably satisfactory to the Indemnified Party. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 7.6 hereof. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give to the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its commercially reasonable best efforts in the defense of all such claims.

     7.5      ADJUSTMENTS TO LOSSES.

     The amount of any Loss entitling a party to indemnification under this
Article 7 shall be reduced by (i) the amount of any insurance proceeds actually recovered by the Indemnified Party for such Loss, net of all costs and expenses incurred in collecting such

                                            CONFIDENTIAL MATERIALS OMITTED AND
                                          FILED SEPARATELY WITH THE SECURITIES
                                                      AND EXCHANGE COMMISSION.
                                                   ASTERISKS DENOTE OMISSIONS.

insurance proceeds (including, without limitation, reasonable attorneys' fees) and (ii) the net tax benefit realized by the Indemnified Party in connection with the Loss as a result of any reduction in taxable income resulting from the deduction of the Loss.

     7.6      LIMITATION ON INDEMNIFICATION BY SELLER.

     In no event shall Seller be liable to any Buyer Indemnified Party for any indemnity claim under Section 7.1(i) or (ii) (except for claims made for breaches of the representations and warranties in Sections **** or for breaches of the covenants and indemnities in Sections **** and **** which in each case shall not be subject to any threshold) unless and until all such claims for which indemnification is recoverable hereunder by all Buyer Indemnified Parties exceed in aggregate **** of the **** (the "Threshold"); at which time Seller shall be liable for all Losses which are the subject of such claims, including those within the Threshold.

     Notwithstanding anything to the contrary herein, in no event shall Seller be liable to Buyer Indemnified Parties for any claims made under
Section 7.1(i) or (ii) (except for claims made for breach of the representations and warranties in Sections **** and the covenants in Sections **** in an aggregate amount that exceeds **** of the ****. Any increase or decrease to the **** pursuant to Section **** shall be deemed to have no effect on the previous sentence.

     7.7      LIMITATION ON INDEMNIFICATION BY BUYER

     In no event shall Buyer be liable to Seller Indemnified Parties for any indemnity claim under Section 7.2(i) or (ii) (except for claims under Sections **** unless and until all such claims for which damage are recoverable hereunder by Seller Indemnified Parties exceed the Threshold at which time Buyer shall be liable for all Losses which are the subject of such claims, including those within the Threshold. Notwithstanding anything to the contrary herein, in no event shall Buyer be liable to Seller Indemnified Parties for any claims made under Section 7.2(i) or (ii) (except for claims under Sections **** in an aggregate amount that exceeds **** of the ****.

     7.8      EXCLUSIVE REMEDY.

     This Article 7 and Sections 4.9(a), (b) and (c) shall be the exclusive remedies of the parties hereto for damages under this Agreement and shall be deemed to preclude the exercise of any other rights and the pursuit of other remedies (whether in contract, tort or otherwise) in damages for the breach (or alleged breach) of any representation, warranty, covenant or agreement contained herein or made pursuant hereto (excluding the Ancillary Agreements); provided, however, that these exclusive remedies for damages will not be construed to preclude a party from bringing an action for specific performance or other equitable remedy to require the other parties to perform its or their obligations under this Agreement.

     7.9      TREATMENT OF PAYMENTS.

     All payments made pursuant to this Article 7 and Sections 4.9(a) and (c) shall be treated as adjustments to the purchase price for the Stock. Notwithstanding anything in this Agreement to the contrary, neither Buyer nor Parent shall be indemnified or reimbursed for any tax consequences arising from the receipt or accrual of an indemnity payment hereunder, including, without limitation, any such consequences arising from adjustments to the basis of any asset resulting from an adjustment to the Purchase Price, or any additional Taxes resulting from any such basis adjustment.


                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1      AMENDMENTS; WAIVERS.

     This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

     8.2      SCHEDULES; EXHIBITS; INTEGRATION.

     Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, and the Confidentiality Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, including each representation to which it may relate, but shall expressly not be deemed to constitute an admission by Seller, or otherwise imply, that any such matter is material for the purposes of this Agreement.

     8.3      BEST EFFORTS; FURTHER ASSURANCES.

     (a) COMMITMENT TO BEST EFFORTS. Subject to the rights of Seller or Buyer, as the case may be, under Section 6.1, (i) each party hereto shall use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfil all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable, (ii) each party shall cooperate with the other party in such actions and in securing all requisite consents, and (iii) each party shall promptly execute and deliver such further documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

     (b) LIMITATION. As used in this Agreement, the term "best efforts" shall not mean efforts which require the performing party to do any act that is commercially unreasonable under the circumstances, to make any capital contribution or to expend any funds other than in payment of reasonable out-of-pocket expenses incurred in satisfying obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professional advisors.

     (c) DISCUSSION WITH THIRD PARTIES. Notwithstanding anything to the contrary contained herein, Seller may discuss and/or negotiate the sale of all or a portion of the Stock of Company, the equity of NEC Yamanashi or NEC Miyagi, or the Transferred Business, on terms similar or different to those contained in this Agreement with third parties at any time after Seller has lawfully terminated this Agreement pursuant to Section 6.1(c) or Section 6.1(d).

     8.4      GOVERNING LAW.

     This Agreement shall be governed by, and construed in accordance with, the laws of Japan, without regard to conflicts of law principles.

     8.5      NO ASSIGNMENT.

     Neither this Agreement nor any rights or obligations under it may be assigned by either party, by operation of law or otherwise. Notwithstanding the foregoing, Buyer may assign, delegate or otherwise transfer any or all of its rights or obligations under this Agreement and each of the related agreements to any other directly or indirectly wholly owned subsidiary of Celestica Inc., provided that (i) Buyer gives to Seller at least five (5) days' prior written notice thereof, including details of such transfer and financial information of the transferee; (ii) prior to such transfer, the transferee expressly assumes in writing all obligations and liabilities of Buyer hereunder and under each of the related agreements pursuant to an assumption document that is in form and substance reasonably satisfactory to Seller; (iii) prior to such transfer, Buyer executes and delivers to Seller an unconditional guarantee of all of the transferee's obligations under this Agreement and each of the related agreements in form and substance reasonably satisfactory to Seller; and (iv) such transfer would not have adverse Tax consequences for Seller or its Affiliates. No such transfer shall release Buyer from liability for any breach by any transferee.

     8.6      HEADINGS.

     The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     8.7      COUNTERPARTS.

     This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

     8.8      PUBLIC DISCLOSURE.

     Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto.

     8.9      NO CONSEQUENTIAL DAMAGES.

     Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to the other party (or any other Person) for any punitive, indirect or consequential damages, including, but not limited to, lost profits, loss of revenue, cost of capital or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

     8.10     PARTIES IN INTEREST.

     This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 7.l and 7.2 (which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons). Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

     8.11     NOTICES.

     Any notice or other communication hereunder must be given in writing and
(a) delivered in person, (b) transmitted by facsimile, (c) mailed by certified or registered mail, postage prepaid, receipt requested, or (d) delivered by an international courier service, receipt requested, as follows:

                  IF TO BUYER, ADDRESSED TO:
                  1325091 Ontario Inc.
                  12 Concorde Place, 7th Floor
                  Toronto, Ontario M3C 2R8
                  Attention: Vice President and General Counsel
                  Facsimile: (416) 448-5444
                  WITH A COPY TO:
                  Celestica Inc.
                  12 Concorde Place, 7th Floor
                  Toronto, Ontario M3C 2R8
                  Attention: Senior Vice President, Mergers and Acquisitions
                  Facsimile: (416) 448-5444

                  IF TO PARENT, ADDRESSED TO:
                  Celestica Inc.
                  12 Concorde Place, 7th Floor

                  Toronto, Ontario M3C 2R8
                  Attention: Vice President and General Counsel
                  Facsimile: (416) 448-5444

                  WITH A COPY TO:
                  Celestica Inc.
                  12 Concorde Place, 7th Floor
                  Toronto, Ontario M3C 2R8
                  Attention: Senior Vice President, Mergers and Acquisitions
                  Facsimile: (416) 448-5444

                  IF TO SELLER, ADDRESSED TO:
                  Mr. Yoshiaki Ogawa
                  Chief Manager, Optical Network Planning Division,
                  Optical Network Operations Unit, NEC Networks, NEC Corporation 1753 Shimonumabe, Nakahara-ku
                  Kawasaki, Kanagawa 211-8666, Japan
                  Facsimile: 044-435-5455
                  WITH A COPY TO:
                  Mr. Kazuiki Watariya
                  Senior Manager, Business Strategy
                  Planning Division, NEC Networks, NEC Corporation
                  7-1, Shiba 5-chome, Minato-ku
                  Tokyo 108-8001, Japan
                  Facsimile: 03-3798-0561
or to such other address or to such other Person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by facsimile, when transmitted to the applicable number so specified in (or pursuant to) this Section 8.11, (ii) if given by mail, seven days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by courier, three days after such communication is delivered to the courier service, addressed as aforesaid, or (iv) if given by any other means, when actually received at such address.

     8.12     EXPENSES AND ATTORNEYS FEES.

     Seller, Buyer and Parent shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective investment bankers, accountants and counsel.

     8.13     GOVERNING LANGUAGE.

     This Agreement (except for the NEC Separation Agreement and certain Schedules) is in the English language, which language shall be controlling in all respects.

     8.14     DISPUTE RESOLUTION.

     (a) All disputes that may arise under or in relation to this Agreement between either party hereto, that cannot be resolved amicably between the parties within thirty (30) days of written notice of such dispute, shall be submitted to arbitration in Tokyo, Japan under the Commercial Arbitration Rules of the Japan Commercial Arbitration Association (the "JCAA").

     (b) The arbitral tribunal for any such arbitration shall be comprised of three arbitrators. Each of the claimant and respondent shall nominate one arbitrator (provided that Buyer and Parent shall together only be permitted to nominate one arbitrator). If either party fails to nominate an arbitrator in accordance with the Commercial Arbitration Rules of the JCAA, such arbitrator shall be appointed by the JCAA. The two arbitrators so nominated shall nominate the third arbitrator. If for any reason an arbitrator resigns, is removed or otherwise is no longer serving on the arbitral tribunal, his or her replacement must be nominated in accordance with the Commercial Arbitration Rules of the JCAA by the party originally nominating him or her. Any failure by a party to appoint such replacement shall cause the replacement arbitrator to be appointed by the JCAA.

     (c) Where any remedy at law or damages is inadequate for any particular dispute, and without prejudice to the power of arbitrators to award any specific performance or injunctive or similar equitable relief, any legal action for specific performance or injunctive or similar equitable relief against either party may be brought in any court of competent jurisdiction by either party.

     (d) Neither the existence of any dispute, controversy or claim nor the fact that any arbitration is pending thereunder shall relieve any party of its respective obligations under this Agreement.

     (e) Judgment upon awards or orders for enforcement may be entered by all courts to which an award is presented.

     (f) The unsuccessful party in an arbitration shall pay and discharge all costs and expenses (including reasonable attorneys' fees) which are incurred by the other party in enforcing this Agreement.

     (g) Any arbitration under this Section 8.14 shall be conducted in English.

     8.15     PARENT GUARANTY

     (a) Parent hereby irrevocably and unconditionally agrees to guaranty to Seller, jointly and severally with Buyer, the performance by Buyer of its obligations under the terms of this Agreement, including but not limited to the obligation to pay the Purchase Price and to repay the Intercompany Loan hereunder. In the event that all or any portion of the obligations is paid or performed by Buyer, the obligations of Parent hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment is rescinded or recovered directly or indirectly from Seller as a preference, fraudulent transfer or otherwise, and any such payment or performance that is rescinded or recovered shall also constitute obligations.

     (b) Seller shall not be required to give any notice to, or make any demand on, the Buyer or to proceed against the Buyer's assets prior to the performance by the Parent of its obligations under this Section 8.15. The Parent agrees that the Parent's obligations under this Section 8.15 will not be discharged except by complete performance of all obligations set forth in this Agreement.

     (c) Parent hereby agrees, in furtherance of the foregoing and not in limitation of any other right which the Seller may have against the Parent by virtue hereof, that upon the failure of Buyer to pay or perform any of the obligations when and as the same shall become due hereunder, Parent will, upon demand, pay, perform or cause to be paid or performed all obligations then due as aforesaid.

     (d) Parent agrees that it will not exercise any rights of indemnification or subrogation which it may have under or by virtue of any contract or law against the Buyer, as a result of or in relation to the performance of the obligations of the Parent hereunder, unless and until the guarantied amounts have been paid in full and all obligations have been performed in full.

     (e) Parent agrees to pay, or cause to be paid, on demand, and to indemnify Seller from and against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel) incurred or expended by Seller in connection with the enforcement of or preservation of any rights under this
Section 8.15.

     (f) The rights, powers and remedies given to Seller by this Section 8.15 are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Seller by virtue of any statute or rule of law. Any forbearance or failure to exercise, and any delay by Seller in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.


                                   ARTICLE IX
                                   DEFINITIONS

     9.1      DEFINITIONS.

     For all purposes of this Agreement, except as otherwise expressly provided,

     (a) the terms defined in this Article 9 have the meanings assigned to them in this Article 9 and include the plural as well as the singular;

     (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

     (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement;

     (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

     (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

     (f) the use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

     As used in this Agreement and the Exhibits, Schedules or certificates delivered pursuant to this Agreement, the following definitions shall apply.

     "ACTION" means any action, suit or other legal proceeding, whether civil or criminal, in law or in equity, before any court, arbitrator or governmental entity.

     "AFFECTED EMPLOYEES" means all the employees of NEC Corporation and the Predecessor Companies who are employed in connection with the Transferred Business.

     "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

     "AGREEMENT" means this Stock Purchase Agreement as amended or supplemented together with all exhibits and schedules attached or incorporated by reference.

     "ANCILLARY AGREEMENTS" means collectively, the Intellectual Property Agreement, the Shared Services Agreement, the Purchase and Supply Agreement and the NEC Separation Agreement.

     "BUNKATSU DAY" means the day on which the Transferred Assets are transferred to Company and the Stock is issued to the Predecessor Companies pursuant to the NEC Separation Agreement.

     "BUSINESS" means the business of the Predecessor Companies until the consummation of the transactions contemplated by the NEC Separation Agreement, and, thereafter, the business of Company.

     "CLOSING" means the consummation of the purchase and sale of the Stock, and the repayment of the Intercompany Loan and all interest accrued thereon, under this Agreement.

     "CLOSING DATE" means the date of the Closing.

     "COMPANY" has the meaning set forth in the preamble to this Agreement.

     "CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument or lease.

     "CORPORATE SEPARATION PROCEDURE OF THE JAPANESE COMMERCIAL CODE" means the provisions of the Commercial Code of Japan (Section 6-3, Articles 374-16 through 374-31) governing the Corporate Separation Procedure (kaisha bunkatsu).

     "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or other restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding or law, except for any restrictions on transfer generally arising under any applicable securities law.

     "EPF" shall mean the NEC employee pension fund (NEC Kousei Nenkin Kikin) applicable to the Affected Employees, including the first additional pension (Dai-Ichi Kasan Nenkin), the second additional pension (Dai-Ni Kasan Nenkin) and the supplemental pension (Fuka Nenkin).

     "EQUITY SECURITIES" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

     "GAAP" means generally accepted accounting principles in Japan, as in effect from time to time.

     "INTELLECTUAL PROPERTY AGREEMENT" means the intellectual property agreement in form and substance substantially as set forth in Exhibit B.

     "INTERCOMPANY LOAN" means that certain loan from NEC Corporation to Company the terms and conditions of which are described in Schedule 9.1(C).

     "KAISHA BUNKATSU" means corporate separation (kaisha bunkatsu) to be carried out in accordance with the NEC Separation Agreement.

     "KNOWLEDGE" with respect to Seller means the actual knowledge of the following with respect to the relevant matter: Tsuyoshi Ohtoshi, President, NEC Miyagi; Osamu Inui, Associate Senior Vice President, NEC Yamanashi; Sakae Noguchi, Associate Senior Vice President, NEC Miyagi; Akira Saito, Associate Senior Vice President, NEC Miyagi; Kazuyuki Suzuki, Vice President, General Administration, NEC Miyagi; Masataka Kobayashi, Associate Senior Vice President, NEC Yamanashi; Mitsuhiko Osanai, Manager, Planning Control Department, NEC Miyagi; Kunitomo Matsuoka, General Manager, Planning Division, NEC Networks , NEC Corporation; Kazuiki Watariya, Senior Manager, Business Strategy, Planning Division, NEC Networks, NEC Corporation; Shinobu Obata, Manager, Legal, Planning Division, NEC Corporation; Kota Takemura, Legal Staff, Legal, Planning Division, NEC Networks , NEC Corporation; Kenichi Inoue, Senior Manager, Controller and Finance Division, NEC Networks, NEC Corporation; Takanobu Hashiguchi, Department Manager, 2nd Department, Controller and Finance Division, NEC Networks, NEC Corporation; Hiroyuki Mizorogi, Senior Manager, 2nd Department, Controller and Finance Division, NEC Networks, NEC Corporation; Yoshiaki Ogawa, Chief Manager, Optical Network Planning Division, Optical Network Operations Unit,

NEC Networks, NEC Corporation; Katsuaki Tanaka, Expert Engineer, Optical Network Planning Division, Optical Network Operations Unit, NEC Networks, NEC Corporation; Kenichi Sugamuta, Manager, Optical Network Planning Division, Optical Networks Operations Unit, NEC Networks, NEC Corporation.

     "LOSS" has the meaning set forth in Section 7.1.

     "Miyagi Property" means the real property located at 2 Aza-Raijin Yoshioka, Taiwa-cho, Kurokawa-gun, Miyagi 981-3681 more particularly described in Schedule 9.1A.

     "NEC SEPARATION AGREEMENT" means the separation agreement to be adopted by the Predecessor Companies and the Company in form and substance substantially as set forth in Exhibit A.

     "PENSION PLAN" means any contract, plan, program, fund, policy or arrangement for pension benefits/retirement benefits for employees or former employees of a company and the beneficiaries and dependents of any such employee, regardless of whether it is mandated under local law, private, funded, unfunded, financed by the purchase of insurance, contributory or non-contributory.

     "PERMITTED ENCUMBRANCES" has the meaning ascribed thereto in Section 2.9.

     "PERSON" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a governmental entity.

     "PREDECESSOR COMPANIES" means NEC Miyagi and NEC Yamanashi and "Predecessor Company" refers to either of the Predecessor Companies.

     "PURCHASE AND SUPPLY AGREEMENT" means the Purchase and Supply Agreement to be entered into between Buyer and Seller in form and substance substantially as set forth in Exhibit C.

     "PURCHASE PRICE" has the meaning set forth in Section 1.2, as adjusted pursuant to Section 1.3.

     "R&D BUSINESS" means the research and development business of NEC Miyagi that will not be transferred to the Company in connection with the transactions contemplated by the NEC Separation Agreement.

     "REAL PROPERTY" means the Miyagi Property and the Yamanashi Property.

     "SHARED SERVICES AGREEMENT" means the services agreement to be entered into between Buyer and Seller in form and substance substantially as set forth in Exhibit D.

     "STOCK" means the shares of capital stock of Company issued to Seller on or after the Bunkatsu Day.

     "TAX" means any national, local or foreign income, sales, use, excise, franchise, ad valorem, real and personal property, transfer, gross receipt, stamp, premium, profits, windfall profits, capital stock, production, business and occupation, or similar taxes imposed by any taxing authority, any interest and penalties (civil or criminal), additions to tax, payments in lieu of taxes or additional amounts related thereto or to the nonpayment thereof.

     "TRANSFERRED ASSETS" means all assets of the Predecessor Companies which are transferred to the Company as part of the NEC Separation Agreement.

     "TRANSFERRED BUSINESS" means the Business excluding: (i) the R&D Business and (ii) any assets or liabilities of the Business not contemplated as being transferred to Company by the NEC Separation Agreement.

     "TRANSFERRED EMPLOYEES" means the Affected Employees who have consented to the transfer of employment pursuant to Section 4.4 and who will be transferred to Company as of the Closing Date.

     "UNFUNDED PENSION LIABILITIES" has the meaning set forth in Schedule 4.4(b) to this Agreement.

     "YAMANASHI PROPERTY" means the real property located at 843, Kobaranishi, Yamanashi, Yamanashi-ken 405-0006 more particularly described in Schedule 9.1B (but excluding the real property listed in Table 2.14A of Schedule 2.14, and including the real property listed in Table 2.14B of Schedule 2.14).

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.


                                     BUYER: 1325091 ONTARIO INC.

                                     By: /s/ Rahul Suri
                                        -------------------------------------
                                        Name:  Rahul Suri
                                        Title: Authorized Signatory


                                     PARENT: CELESTICA INC.

                                      By: /s/ Rahul Suri
                                         ------------------------------------
                                         Name:  Rahul Suri
                                         Title: Senior Vice President,
                                                Mergers and Acquisitions


                                     SELLER:


                                     NEC CORPORATION

                                     By: /s/ Botaro Hirosaki
                                        -------------------------------------
                                        Name:  Botaro Hirosaki
                                        Title: Associate Senior Vice
                                               President and
                                               Executive General Manager,
                                               Optical Network Unit


                                     NEC YAMANASHI, LTD.

                                     By: /s/ Yoshihiko Miyazaki
                                        -------------------------------------
                                        Name:  Yoshihiko Miyazaki
                                        Title: President


                                     NEC MIYAGI, LTD.

                                     By: /s/ Tsuyoshi Ohtoshi
                                        -------------------------------------
                                        Name:  Tsuyoshi Ohtoshi
                                        Title: President

                                    EXHIBITS

Exhibit A - NEC Separation Agreement
Exhibit B - Intellectual Property Agreement
Exhibit C - Purchase and Supply Agreement
Exhibit D - Shared Services Agreement
Exhibit E - Legal Opinion